Prospectus Supplement dated September 28, 2006 (to Prospectus dated May 19, 2006)

$1,112,812,000 (Approximate)
Mortgage Pass-Through Certificates

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4
Issuing Entity

DB Structured Products, Inc.
Sponsor

Deutsche Alt-A Securities, Inc.
Depositor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

The issuing entity will hold one pool of conventional, adjustable-rate and hybrid adjustable-rate first lien residential mortgage loans and will issue the following classes of certificates that are offered  under this prospectus supplement:

Class	Original Principal Balance(1)	Pass-Through Rate	Class	Original Principal Balance(1)	Pass-Through Rate
A-1	$338,644,000	One-Month LIBOR plus 0.13%(2)	M-4	$5,025,000	One-Month LIBOR plus 0.42%(2)
A-2	$604,594,000	One-Month LIBOR plus 0.19%(2)	M-5	$3,909,000	One-Month LIBOR plus 0.45%(2)
A-3	$104,804,000	One-Month LIBOR plus 0.26%(2)	M-6	$5,584,000	One-Month LIBOR plus 0.50%(2)
M-1	$20,659,000	One-Month LIBOR plus 0.30%(2)	M-7	$7,259,000	One-Month LIBOR plus 1.25%(2)
M-2	$10,050,000	One-Month LIBOR plus 0.32%(2)	M-8	$6,142,000	One-Month LIBOR plus 2.25%(2)
M-3	$6,142,000	One-Month LIBOR plus 0.34%(2)

See next page for footnotes.

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization and subordination.  The certificates will also have the benefit of an interest rate cap agreement, an interest rate swap agreement and the Class A-1 Certificates will also have the benefit of the Class A-1 interest rate swap agreement.

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement.

The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.  No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  From the sale of the offered certificates, the depositor will receive approximately 99.93% of their initial certificate principal balance, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

______________________________

Deutsche Bank Securities

Underwriter

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 10%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)

The pass-through rate for each class of offered certificates (other than the Class A-1 Certificates) will be subject to a rate cap equal to the lesser of (a) the Net WAC Pass-Through Rate and (b) 10.50% per annum, and the pass-through rate for the Class A-1 Certificates will be subject to the "Net WAC Pass-Through Rate," in each case, as described in this prospectus supplement under "Description of the Certificates—Glossary—Pass-Through Rate."  In addition, the margins applicable to the Class A-1, Class A-2 and Class A-3 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will increase by 50% on the distribution date following the first possible optional termination date as described in this prospectus supplement under "Description of the Certificates—Glossary—Pass-Through Rate."  In addition, in the event that the Class A-1 interest rate swap agreement is terminated early, the current margin for the Class A-1 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.  The offered certificates will have the benefit of an interest rate cap agreement and an interest rate swap agreement as described in this prospectus supplement and the Class A-1 Certificates will also have the benefit of a separate interest rate swap agreement as described in this prospectus supplement.

Table of Contents

SUMMARY

S-1

RISK FACTORS

S-14

DESCRIPTION OF THE MORTGAGE POOL

S-23

General

S-23

Mortgage Loan Characteristics

S-24

Index

S-36

Additional Information

S-37

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and Capitalized Interest Account

S-37

THE ORIGINATORS

S-39

General

S-39

Countrywide Home Loans, Inc.

S-39

ISSUING ENTITY

S-44

THE DEPOSITOR

S-45

THE SPONSOR

S-45

STATIC POOL INFORMATION

S-45

DESCRIPTION OF THE CERTIFICATES

S-46

General

S-46

Book-Entry Registration

S-47

Transfer Restrictions

S-50

Available Distribution Amount

S-50

Table of Fees and Expenses

S-51

Glossary of Definitions Relating to the Priority of Distributions

S-53

The Interest Rate Cap Agreement, the Cap Provider and the Cap Account

S-61

Cap Provider

S-63

The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts

S-64

Certificate Interest Rate Swap Agreement

S-64

Certificate Swap Provider

S-68

Class A-1 Interest Rate Swap Agreement

S-68

Class A-1 Swap Provider

S-71

Distributions to the Supplemental Interest Trust

S-72

Priority of Distributions

S-72

Interest Distributions

S-72

Principal Distributions

S-73

Excess Spread and Overcollateralization Provisions

S-74

Subordination and Allocation of Losses

S-75

Last Scheduled Distribution Date

S-76

Calculation of One-Month LIBOR

S-77

SERVICING

S-77

General

S-77

Countrywide Home Loans Servicing LP

S-77

GMAC Mortgage Corporation

S-80

Servicing and Other Compensation and Payment of Expenses

S-82

Payments on Mortgage Loans; Deposits to Custodial Accounts

S-83

Advances

S-84

Compensating Interest

S-84

Modifications

S-85

Special Servicing Agreements

S-85

Evidence as to Compliance

S-85

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

S-86

Wells Fargo Bank, N. A.

S-86

Deutsche Bank National Trust Company

S-87

The Distribution Account

S-88

Master Servicing and Other Compensation and Payment of Expenses

S-89

Events of Default and Removal of Master Servicer

S-89

Transfer of Master Servicing

S-89

Indemnification

S-90

THE TRUSTEE

S-90

THE CREDIT RISK MANAGER

S-92

POOLING AND SERVICING AGREEMENT

S-92

General

S-92

Assignment of the Mortgage Loans

S-93

Voting Rights

S-94

Optional Termination

S-94

Reports to Certificateholders

S-95

PREPAYMENT AND YIELD CONSIDERATIONS

S-97

Principal Prepayments and Compensating Interest

S-98

Certificates

S-99

Weighted Average Life

S-99

Prepayment Speed Assumption and Modeling Assumptions

S-99

FEDERAL INCOME TAX CONSEQUENCES

S-118

LEGAL PROCEEDINGS

S-119

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

S-120

LEGAL INVESTMENT ASPECTS

S-120

ACCOUNTING CONSIDERATIONS

S-121

ERISA CONSIDERATIONS

S-121

METHOD OF DISTRIBUTION

S-122

SECONDARY MARKET

S-123

LEGAL MATTERS

S-123

CERTIFICATE RATINGS

S-123

AVAILABLE INFORMATION

S-124

REPORTS TO CERTIFICATEHOLDERS

S-124

INCORPORATION OF INFORMATION BY REFERENCE

S-125

ANNEX I - GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

A-I

ANNEX II – CERTIFICATE INTEREST RATE SWAP AGREEMENT SCHEDULE

A-II

ANNEX III  - INTEREST RATE CAP AGREEMENT SCHEDULE

A-III

Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•

this prospectus supplement, which describes the specific terms of this series of certificates.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

Deutsche Alt-A Securities, Inc.’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4, a New York common law trust.  The issuing entity will be established pursuant to a pooling and servicing agreement dated as of the cut-off date among Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee.  The issuing entity is also sometimes referred to herein as the "trust" or the "trust fund."

Sponsor

DB Structured Products, Inc., a Delaware corporation.

Depositor

Deutsche Alt-A Securities, Inc., a Delaware corporation. See "The Depositor" in the prospectus.

Originators

Countrywide Home Loans, Inc., MortgageIT, Inc. and GreenPoint Mortgage Funding, Inc. with respect to approximately 47.64%, 16.20% and 10.71%, respectively, of the initial mortgage loans by aggregate principal balance as of the cut-off date.  The remainder of the initial mortgage loans were originated by various originators, each of which has originated less than 10.00% of the mortgage loans by aggregate principal balance as of the cut-off date. See "Description of the Mortgage Pool –The Originators" in this prospectus supplement.

Master Servicer

Wells Fargo Bank, N.A., a national banking association.  See "The Securities Administrator, the Master Servicer and the Custodians" in this prospectus supplement.

Servicers

Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and GreenPoint Mortgage Funding, Inc. with respect to approximately 47.64%, 40.51% and 10.71%, respectively, of the initial mortgage loans by aggregate principal balance as of the cut-off date.  The remainder of the initial mortgage loans are serviced by various servicers, each of which will service less than 10.00% of the initial mortgage loans by aggregate principal balance as of the cut-off date.  See "Servicing" in this prospectus supplement for information concerning the servicers.

Trustee

HSBC Bank USA, National Association, a national banking association. See "The Trustee" in this prospectus supplement.

Securities Administrator

Wells Fargo Bank, N.A.  See "The Securities Administrator, the Master Servicer and the Custodians" in this prospectus supplement.

Custodians

Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company. See "The Securities Administrator, the Master Servicer and the Custodians" in this prospectus supplement.

Credit Risk Manager

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company).  See "The Credit Risk Manager" in this prospectus supplement.

Certificate Swap Provider

The Bank of New York.

Class A-1 Swap Provider

Deutsche Bank AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany.

Cap Provider

The Bank of New York.

Cut-Off Date

The close of business on September 1, 2006.

Closing Date

On or about September 29, 2006.

The Mortgage Pool.  On the closing date, the depositor will deposit a pool of mortgage loans into the trust.  The mortgage pool will consist of conventional, adjustable-rate and hybrid adjustable-rate mortgage loans with original terms to maturity of not more than thirty (30) years.  On the closing date, the trust will contain 3,016 conventional, one to four family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans on residential real properties as described in this prospectus supplement. During the pre-funding period, which shall extend from the closing date up to and including November 30, 2006, the trust will purchase, from amounts on deposit in the pre-funding account, as described in this prospectus supplement, additional conventional, one to four family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans on residential real properties referred to herein as subsequent mortgage loans, as described in this prospectus supplement. The initial mortgage loans and the subsequent mortgage loans are collectively referred to in this prospectus supplement as the mortgage loans.

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the initial mortgage loans as of the cut-off date.

On the closing date, the depositor will pay to the securities administrator, on behalf of the trust, an amount equal to approximately $ 86,874,898, which is referred to herein as the pre-funded amount.  The pre-funded amount will be held by the securities administrator in an account referred to herein as the pre-funding account. During the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the mortgage pool, provided that such subsequent mortgage loans satisfy the requirements described under "The Mortgage Pool–Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and Capitalized Interest Account" in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used during the pre-funding period to purchase such subsequent mortgage loans.  Any amounts remaining in the pre-funding account after November 30, 2006 will be distributed to holders of the senior certificates as a principal prepayment on the December 2006 distribution date in accordance with the priorities set forth herein.

Because some of the mortgage loans will not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all the interest due on the certificates during the pre-funding period.  A capitalized interest account will be established and funded on the closing date to cover insufficient interest collections during the pre-funding period attributable to the pre-funding feature.

Required Repurchases or Substitutions of Mortgage Loans.  The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans.  If the trustee obtains actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that mortgage loan in the transaction agreements, the trustee will be required to promptly notify the sponsor of such defect. The sponsor will then be required to correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will be required, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, to repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Characteristics of the Mortgage Loans.  The mortgage loans, including the expected subsequent mortgage loans, will consist of conventional adjustable-rate and hybrid adjustable-rate residential mortgage loans secured by first liens on one- to four-family residential properties.  It is expected that the characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans. As of the cut-off date, the initial mortgage loans in the aggregate had the following approximate characteristics:

Initial Mortgage Loans

	Range or Total		Weighted Average(2)
Number of Mortgage Loans	3,016
Aggregate Unpaid Principal Balance(1)	$1,029,845,378		$341,461
Unpaid Principal Balances(1)	$25,000 - $2,999,500
Interest Rates	3.875% - 9.000%		6.841%
Remaining Terms to Stated Maturity (months)	330 – 360		357
Loan Age (years)	0 – 30		3.03
Original Loan-to-Value Ratio	6.13% - 95.00%		75.99%
FICO Scores(3)	588 – 821		713
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance	47.30%	CA
	8.50%	FL
	6.69%	NV

Maximum Five-Digit Zip Code Concentration	95127

(1) Approximate

(2) Indicates average

(3) For Mortgage Loans that are scored

Description of the Certificates

The certificates will represent all of the beneficial ownership interest in the trust.  The securities administrator will execute and authenticate and the trustee will deliver the following certificates under the pooling and servicing agreement in addition to the other classes of certificates not offered hereby.

Class	Original Principal Balance(1)	Type	Pass-Through Rate(2)	Interest Type	Standard & Poor’s Rating(3)	Moody’s Rating(3)	Last Scheduled Distribution Date(4)
Offered Certificates:
A-1	$338,644,000	Super Senior	One-Month LIBOR plus 0.13%(2)	Floating	AAA	Aaa	December 2036
A-2	$604,594,000	Super Senior	One-Month LIBOR plus 0.19%(2)	Floating	AAA	Aaa	December 2036
A-3	$104,804,000	Senior Support	One-Month LIBOR plus 0.26%(2)	Floating	AAA	Aaa	December 2036
M-1	$20,659,000	Subordinate	One-Month LIBOR plus 0.30%(2)	Floating	AA+	Aa1	December 2036
M-2	$10,050,000	Subordinate	One-Month LIBOR plus 0.32%(2)	Floating	AA+	Aa2	December 2036
M-3	$6,142,000	Subordinate	One-Month LIBOR plus 0.34%(2)	Floating	AA	Aa3	December 2036
M-4	$5,025,000	Subordinate	One-Month LIBOR plus 0.42%(2)	Floating	AA-	A1	December 2036
M-5	$3,909,000	Subordinate	One-Month LIBOR plus 0.45%(2)	Floating	AA-	A2	December 2036
M-6	$5,584,000	Subordinate	One-Month LIBOR plus 0.50%(2)	Floating	A+	A3	December 2036
M-7	$7,259,000	Subordinate	One-Month LIBOR plus 1.25%(2)	Floating	A-	Baa2	December 2036
M-8	$6,142,000	Subordinate	One-Month LIBOR plus 2.25%(2)	Floating	BBB-	Ba2	December 2036

Total:	$1,112,812,000

Non-Offered Certificates:
CE	$3,908,175.50	Subordinate	N/A	N/A	NR	NR	N/A
P	$100	Prepayment Charges	(5)	N/A	NR	NR	N/A
R	$0	Residual	N/A	Variable	NR	NR	December 2036
Total:	$1,116,720,275.50

(1)

These amounts are approximate.  They are subject to an upward or downward adjustment of no more than 10%, depending on the total principal amount of the mortgage loans delivered at closing.  Amount is "notional" if so indicated.

(2)

The pass-through rate for each class of offered certificates (other than the Class A-1 Certificates) will be subject to a rate cap equal to the lesser of (a) the Net WAC Pass-Through Rate and (b) 10.50% per annum, and the pass-through rate for the Class A-1 certificates will be subject to the Net WAC Pass-Through Rate, in each case, as described in this prospectus supplement under "Description of the Certificates–Glossary–Pass-Through Rate".  In addition, the margins applicable to the Class A-1, Class A-2 and Class A-3 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will increase by 50% following the first optional termination date as described in this prospectus supplement under "Description of the Certificates–Glossary–Pass-Through Rate".  All of the offered certificates will have the benefit of an interest rate cap agreement and a certificate interest rate swap agreement as described in this prospectus supplement, and the Class A-1 Certificates will, in addition, have the benefit of the Class A-1 interest rate swap agreement, as described in this prospectus supplement.  In addition, in the event that the Class A-1 interest rate swap agreement is terminated early, the current margin for the Class A-1 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.

(3)

See "Certificate Ratings" in this prospectus supplement.

(4)

The actual final payment to any class of certificates could be significantly earlier.

(5)

The Class P Certificates will be entitled to prepayment premiums, penalties or charges on the mortgage loans, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Offered Certificates

Only the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates are offered by this prospectus supplement and are referred to herein as the "offered certificates".

Sometimes we refer to the certificates by their principal or interest types.  Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

Certificate Types
Senior Certificates:	A-1, A-2, A-3
Super Senior Certificates	A-1, A-2
Senior Support	A-3
Mezzanine Certificates:	M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8
Subordinate Certificates:	M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, CE
Offered Certificates	A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8
Floating Rate Certificates	A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8
Non-Offered Certificates:	CE, P, R
Residual Certificates:	R
Book-Entry Certificates:	Senior Certificates and Mezzanine Certificates

Class CE Certificates

The Class CE Certificates are not offered by this prospectus supplement.  The Class CE  certificates will have an initial certificate principal balance of approximately $3,908,175 which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately 0.35% of the cut-off date principal balance of the mortgage loans in the trust.  One or more classes of Class CE Certificates may be issued, but in the aggregate they will have the characteristics described herein.

Class P Certificates

The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums, penalties or charges received in respect of the mortgage loans, except such prepayment premiums, penalties or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

Residual Certificates

The Class R Certificates are residual certificates and represent the residual interests in the trust.

Distribution Dates

Distributions on the offered certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in October 2006.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances.  See "Description of the Certificates–Book-Entry Registration" in this prospectus supplement.

Available Distribution Amount

On each distribution date, the securities administrator will make distributions to the supplemental interest trust and to certificateholders from the available distribution amount for such distribution date.  The available distribution amount on any distribution date from which principal and interest distributions will be made to certificateholders will generally include the following amounts, net of servicing fees, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, any net swap payments, any swap termination payments payable to a swap provider that are not the result of a swap provider trigger event, and certain other expenses of the trust:

•

amounts received on the mortgage loans during the related due period in respect of scheduled principal and interest payments (including advances received from the servicers and/or master servicer);

•

full and partial prepayments received on the mortgage loans during the related prepayment period (including compensating interest received from the servicers and/or master servicer);

•

any other unscheduled amounts received on the mortgage loans during the related prepayment period, including liquidation proceeds and proceeds received in connection with the repurchase of a mortgage loan; and

•

with respect to any distribution date during the pre-funding period, any amounts required pursuant to the pooling and servicing agreement to be deposited into the distribution account from the capitalized interest account and, with respect to the distribution date immediately following the termination of the pre-funding period, any remaining pre-funded amount, each as described in this prospectus supplement.

Interest Distributions

On each distribution date, interest will be distributed to each class of interest bearing offered certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance for such certificates at the related pass-through rate provided for in this prospectus supplement, less any interest shortfalls allocated to such certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest on such unpaid amounts at the applicable pass-through rate. Interest on the offered certificates will be calculated based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class’ share of (i) prepayment interest shortfalls on the mortgage loans not covered by compensating interest paid by the servicers or the master servicer, (ii) interest shortfalls on the mortgage loans as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws  and (iii) such class’ share of certain realized losses on the mortgage loans attributable to interest.

The senior certificates will be entitled to payments of interest prior to the payment of interest to the mezzanine certificates.  Each class of mezzanine certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of mezzanine certificates with a lower payment priority.

See "Description of the Certificates–Interest Distributions" in this prospectus supplement.

Principal Distributions

On each distribution date, the securities administrator will distribute the principal distribution amount for such distribution date to the offered certificates in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such certificate has been reduced to zero.

See "Description of the Certificates–Principal Distributions" in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under "Description of the Certificates–Subordination and Allocation of Losses" and "–Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Excess Interest.  The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net swap payments payable to any swap provider and any swap termination payment payable to any swap provider that is not payable as a result of the occurrence of a swap provider trigger event under the applicable interest rate swap agreement).  Any excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at required levels.

Overcollateralization. The sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and amounts on deposit in the pre-funding account on the closing date will exceed the aggregate certificate principal balance of the senior certificates, the mezzanine certificates, the Class P Certificates and the Class R Certificates on the closing date by approximately $3,908,175 or approximately 0.35% of the sum of the aggregate principal balance of the initial mortgage loans as of the cut-off date and amounts on deposit in the pre-funding account on the closing date, which is approximately equal to the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.  See "Description of the Certificates–Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Subordination. The rights of the holders of the mezzanine certificates and Class CE Certificates to receive distributions of principal and interest will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the senior certificates.

In addition, to the extent described under "Description of the Certificates–Subordination and Allocation of Losses" in this prospectus supplement, the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of each class of mezzanine certificates, and the rights of the holders of each class of mezzanine certificates will be subordinated to the rights of the holders of each class of mezzanine certificates with a lower numerical designation.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described under "Description of the Certificates–Subordination and Allocation of Losses" in this prospectus supplement.

Allocation of Losses

If, on any distribution date, there is not sufficient excess interest, overcollateralization (represented by the Class CE Certificates) to absorb realized losses on the mortgage loans or payments made by the swap counterparties under the swap agreements, then realized losses on the mortgage loans will be allocated to the Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, sequentially, in that order, until each such class certificate balance is reduced to zero, and then to the Class A-3 Certificates until its class certificate balance is reduced to zero.  Other than allocations to the Class A-3 Certificates, there will be no allocation of realized losses to the senior certificates.   See "Description of the Certificates–Subordination and Allocation of Losses" in this prospectus supplement.

Once realized losses are allocated to the offered certificates, their certificate principal balances will be reduced by the amount so allocated.  However, the amount of any realized losses allocated to the offered certificates may be distributed to the holders of those certificates to the extent of funds available as described in this prospectus supplement under "Description of the Certificates–Excess Spread and Overcollateralization Provisions" and "–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts".

Interest Rate Cap Agreement

The senior certificates, the mezzanine certificates and the Class CE Certificates will have the benefit of an interest rate cap agreement provided by The Bank of New York as the cap provider for each distribution date commencing in March 2011 and terminating on the Distribution Date immediately following September 2013, unless terminated earlier in accordance with the provisions of the interest rate cap agreement. Pursuant to the interest rate cap agreement, on the second business day prior to each distribution date the cap provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the senior certificates, mezzanine certificates and Class CE Certificates a floating amount, as a cap payment, equal to the product of (i) the excess, if any, of (x) the lesser of (a) one-month LIBOR (as determined pursuant to the Interest Rate Cap Agreement) and (b) the cap ceiling (as set forth on Annex III to this prospectus supplement), over (y) the cap strike rate (as set forth on Annex III to this prospectus supplement), (ii) the product of (a) the cap notional balance (as set forth on Annex III to this prospectus supplement) and (b) ten and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.  On the business day prior to each distribution date, any cap payments received by the securities administrator from the cap provider under the interest rate cap agreement will be deposited into a reserve fund referred to in this prospectus supplement as the cap account and will be available for distribution to the senior certificates, mezzanine certificates and Class CE Certificates to pay any interest shortfall amounts, maintain or restore overcollateralization, cover realized losses on the mortgage loans allocated to the senior certificates and mezzanine certificates and to pay any net WAC rate carryover amounts, as described in this prospectus supplement.

Certificate Interest Rate Swap Agreement

The offered certificates will have the benefit of an interest rate swap agreement, referred to in this prospectus supplement as the certificate interest rate swap agreement, provided by The Bank of New York for each distribution date commencing in November 2006 and terminating following the distribution date in August 2011, unless the certificate interest rate swap agreement is terminated earlier in accordance with its provisions.  The certificate interest rate swap agreement will have an initial notional amount of $4,340,676.61.

Pursuant to the certificate interest rate swap agreement, on each distribution date the securities administrator (on behalf of the supplemental interest trust and from funds available in an account, referred to in this prospectus supplement as the certificate interest rate swap account) will be obligated to pay to the certificate swap provider an amount equal to the product of (a) 5.20% per annum, (b) 250, (c) the notional amount set forth in the certificate interest rate swap agreement and (d) a fraction, the numerator of which is 30 and the denominator of which is 360. The amount payable by the swap provider with respect to the certificate interest rate swap agreement, referred to in this prospectus supplement as the certificate swap provider, to the supplemental interest trust for the benefit of the certificateholders will equal the product of (a) one-month LIBOR (as calculated pursuant to the certificate interest rate swap agreement), (b) 250, (c) the notional amount set forth in the certificate interest rate swap agreement and (d) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.  However, only the net amount of the two obligations will be paid on each distribution date by the appropriate party.

On each distribution date, to the extent that the amount payable by the securities administrator under the certificate interest rate swap agreement exceeds the amount payable by the certificate swap provider, the securities administrator will be required to deposit the amount of such excess into the certificate interest rate swap account.  The certificate interest rate swap account will be an asset of a supplemental trust and amounts deposited to this account will be used by the securities administrator, on behalf of the trustee of the supplemental trust, to remit net payments to the certificate swap provider.  On any distribution date on which the certificate swap provider is required to make a net payment to the supplemental trust pursuant to the certificate interest rate swap agreement, the certificate swap provider will be required to deposit such net amount to the certificate interest rate swap account.

Any net amounts paid by the certificate swap provider to the supplemental interest trust will be used on the applicable distribution date to pay the interest distribution amount, interest amounts due but not paid on previous distribution dates, any interest amounts not distributed to certificateholders on any distribution date due to the fact that the certificate pass-through rate for such distribution date was capped by the weighted average net mortgage rate, realized losses on the mortgage loans that were previously allocated to the certificates and to restore the required overcollateralization amount, in the order of priority described under "Description of the Certificates–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Certificate Interest Rate Swap Agreement".

Upon early termination of the certificate interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust and from funds in the certificate swap account) or the certificate swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Any such termination payment will be computed in accordance with the procedures set forth in the certificate interest rate swap agreement.  In the event that the securities administrator is required to make such a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full.  Any swap termination payments due from the securities administrator to the certificate swap provider that do not result from the occurrence of a swap provider trigger event will be paid to the certificate swap provider on the applicable distribution date or dates before any distributions are made to certificateholders.

See "Description of the Certificates–The Swap Agreements, the Swap Providers and the Swap Accounts–The Certificate Interest Rate Swap Agreement" in this prospectus supplement.

Class A-1 Interest Rate Swap Agreement

The Class A-1 Certificates will have the benefit of a separate interest rate swap agreement, referred to in this prospectus supplement as the Class A-1 interest rate swap agreement, provided by Deutsche Bank AG, New York Branch.  The Class A-1 interest rate swap agreement will be in effect beginning on the distribution date in October 2006 through the earlier of the distribution date in December 2036 and the distribution date on which the principal balance of the Class A-1 Certificates has been reduced to zero, unless terminated earlier in accordance with its terms.  The Class A-1 interest rate swap will have an initial notional amount of $338,644,000.

On each distribution date, the amount payable by the securities administrator (on behalf of the supplemental interest trust and from funds available in the Class A-1 interest rate swap account) to the Class A-1 swap provider will be an amount equal to the product of:

(a) the lesser of (1) the sum of (A) One-Month LIBOR plus 0.13% for any distribution date on or prior to the first possible optional termination date or One-Month LIBOR plus 0.26% for any distribution date after the first possible optional termination date and (B) a per annum rate not to exceed 0.06% for any distribution date on or prior to the first possible optional termination date or 0.12% per annum for any distribution date after the first possible optional termination date; and (2) the weighted average net mortgage (as defined herein) for the related accrual period,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class A-1 Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the mortgage loans as of the first day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

The amount payable on each distribution date by the Class A-1 swap provider to the supplemental interest trust will be an amount equal to the product of:

(a) one-month LIBOR plus 0.13% for any distribution date on or prior to the first possible optional termination date, or  one-month LIBOR plus 0.26% for any distribution date after the first possible optional termination date,

(b) a notional amount equal to the lesser of: (1) the principal balance of the Class A-1 Certificates immediately prior to the related distribution date, and (2) the aggregate scheduled principal balance of the mortgage loans as of the first day of the related due period, and

(c) the actual number of days in the related interest accrual period divided by 360.

On each distribution date, to the extent that the amount payable by the securities administrator under the Class A-1 interest rate swap agreement exceeds the amount payable by the Class A-1 swap provider, the securities administrator will be required to deposit such amount into the Class A-1 interest rate swap account and then remit such amount to the Class A-1 swap provider.  To the extent that the amount payable by the Class A-1 swap provider exceeds the amount payable by the securities administrator, the Class A-1 swap provider will be required to deposit such net amount to the Class A-1 interest rate swap account, reduced (but not below zero) by any amount received by the securities administrator on that distribution date with respect to the interest rate cap agreement and the certificate interest rate swap agreement that is used to pay to the Class A-1 Certificates the interest distribution amount, any interest carryforward amount and any amount not distributed to the Class A-1 Certificates on any prior distribution dates because the certificate pass-through rate was limited by the weighted average net mortgage rate.  Any net payments received by the securities administrator from the Class A-1 swap provider pursuant to the Class A-1 interest rate swap agreement will be used to pay amounts due to the holders of the Class A-1 Certificates with respect to interest distribution amounts, any interest carry forward amount and any amounts not distributed to certificateholders on any previous distribution date because the Class A-1 certificate pass-through rate was limited by the weighted average net mortgage rate.

Upon early termination of the Class A-1 interest rate swap agreement, the securities administrator (on behalf of a supplemental interest trust and from funds available in the Class A-1 interest rate swap account) or the Class A-1 swap provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Such swap termination payment will be computed in accordance with the procedures set forth in the Class A-1 interest rate swap agreement.  In the event that the securities administrator is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to any distributions to certificateholders.  Any net swap payment amounts payable by the securities administrator as well as any swap termination amounts payable to the Class A-1 swap provider that are not payable as a result of the occurrence of a Class A-1 swap provider trigger event will first be deposited to the Class A-1 interest rate swap account and will be paid to the Class A-1 swap provider on the applicable distribution date before distributions to certificateholders.

See "Description of the Certificates–The Swap Agreements, the Swap Providers and the Swap Accounts–The Class A-1 Interest Rate Swap Agreement" in this prospectus supplement.

Retention of Certain Servicing Rights

The sponsor will retain certain rights relating to the servicing of the mortgage loans, including the right to sell the servicing rights with respect to approximately 100% of the mortgage loans serviced by GMAC Mortgage Corporation at any time to a successor servicer as further specified in the pooling and servicing agreement.  See "Servicing–Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under "Description of the Certificates—Advances" in this prospectus supplement. The master servicer will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable servicer or the master servicer, as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See "Servicing–Advances" in this prospectus supplement and "Description of the Securities–Advances in Respect of Delinquencies" in the prospectus.

Servicing Fee

With respect to the mortgage loans, the weighted average servicing fee that will be paid to the servicers will be equal to approximately 0.305% per annum. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.  The obligation to pay the servicing fee to the related servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Credit Risk Manager Fee

With respect to the mortgage loans, the fee that will be paid to the credit risk manager will be equal to approximately 0.009% per annum of the stated principal balance of each Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.

Expected Final Distribution Date

The expected final distribution date for each class of offered certificates is as set forth in the following table:

Class	Expected Final Distribution Date
A-1	May 2013
A-2	May 2013
A-3	May 2013
M-1	May 2013
M-2	May 2013
M-3	May 2013
M-4	May 2013
M-5	May 2013
M-6	May 2013
M-7	January 2013
M-8	July 2011

The expected final distribution date for each class of offered certificates is based upon (i) 100% PPC of the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under "Prepayment and Yield Considerations–Prepayment Assumption and Modeling Assumptions" and (iii) assuming the optional termination is exercised on the earliest possible distribution date, as described in this prospectus supplement under "The Pooling and Servicing Agreement–Optional Termination".  It is possible that the principal balance of the certificates may be fully paid or reduced to zero, as applicable, prior to the related expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the related expected final distribution date.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in December 2036, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing initial mortgage loan or subsequent mortgage loan.

The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the mortgage loans.

Optional Termination

The master servicer, at the direction of Deutsche Bank Securities Inc., may, at its option and subject to certain conditions, purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total outstanding principal balance of the mortgage loans (and the fair market value of any properties acquired in respect of the mortgage loans) on any distribution date is less than or equal to 10% of the sum of the aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date.

See "Pooling and Servicing Agreement–Optional Termination" in this prospectus supplement.

Federal Income Tax Treatment

The offered certificates will represent ownership of REMIC regular interests, which will be treated as ownership of debt, coupled with certain contractual rights and obligations.  Certificateholders must include in income all interest and any original issue discount on such offered certificates in accordance with the accrual method of accounting, even if the certificateholder is otherwise a cash method taxpayer.

Certain classes of offered certificates may be treated as having been issued with original issue discount.

See "Federal Income Tax Consequences" in this prospectus supplement.

Legal Investment

Prior to the date on which the balance of the pre-funding account has been reduced to zero, the offered certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA.  On and after the date on which the balance of the pre-funding account has been reduced to zero, the senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute "mortgage-related securities" for purposes of SMMEA for so long as such offered certificates are rated in one of the two highest rating categories by S&P and Moody’s or another nationally recognized statistical rating organization.  Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them.  See "Legal Investment Aspects" in this prospectus supplement.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, a person investing assets of any such plans or arrangements may not hold or acquire (i) offered certificates, before the termination of the certificate interest rate swap agreement and the interest rate cap agreement or (ii) the Class A-1 Certificates, before the termination of the Class A-1 interest rate swap agreement, the certificate interest rate swap agreement and the interest rate cap agreement respectively, unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under "ERISA Considerations."

We refer you to "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus for additional information.

TRANSACTION STRUCTURE

RISK FACTORS

The offered certificates may not be suitable investments for you.  In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the mortgage loans.  Mortgage prepayment rates are likely to fluctuate significantly from time to time.  You should consider the associated risks, including the following:

Prepayments on the mortgage loans may affect the yield on your certificates.

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If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of classes of certificates purchased at a premium over their principal balances. However, with respect to approximately 32.87% of the initial mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.  All prepayment charges collected will be paid to the holder of the Class P Certificates, except such prepayment charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

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If the mortgage loans are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their principal balances.  If the mortgage loans are prepaid at a rate faster than assumed, this may reduce the yields of any related classes of certificates purchased at a premium to their principal balances.

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If your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

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If the actual characteristics and behavior of the mortgage loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the certificates.

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The rate of principal payments on the mortgage loans varies and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans.  There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See "Prepayment and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

The pass-through rates on the certificates are subject to a weighted average net rate cap.

The pass-through rates on the offered certificates are subject to a cap generally equal to the weighted average of the net mortgage rates of the mortgage loans, net of any net swap payments and swap termination payments payable to each swap provider and not due to a swap provider trigger event. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates.

To the extent that interest paid to a class of certificates is calculated based on a rate equal to the Net WAC Pass-Through Rate, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall.  That shortfall will carry forward with interest thereon.  These shortfalls, to the extent not covered by excess cash flow or payments made under the interest rate cap agreement or either of the interest rate swap agreements may remain unpaid on the optional termination date or, if the optional termination is not exercised, on the final payment date.  In addition, when the pass-through rates applicable to the certificates are limited by the cap, there may be little or no excess cash flow to cover losses and to maintain or restore the required level of overcollateralization.  No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rates on the certificates will be sufficient for that purpose.

Losses and delinquent payments on the mortgage loans may affect the return on the certificates.

If, as a result of losses on the mortgage loans, the certificate principal balance of the Class CE Certificates (which is equal to the overcollateralization amount) is reduced to zero, the yield on each class of mezzanine certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the class of mezzanine certificates with the lowest payment priority until the certificate principal balance of each such class has been reduced to zero.  If, as a result of losses on the mortgage loans, the aggregate certificate principal balance of the Class CE Certificates and the mezzanine certificates is reduced to zero, the yield on the Class A-3 senior certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the Class A-3 Certificates until the certificate principal balance of the Class A-3 Certificates has been reduced to zero.

Delinquencies that are not covered by amounts advanced by the servicers or the master servicer, as applicable, because the servicers or the master servicer believe such amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class CE, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, sequentially, in that order, and then on the Class A-3 Certificates, because any resulting shortfalls to the extent not covered by excess interest will be borne first by the Class CE Certificates, second by the mezzanine certificates sequentially, in the reverse order of their seniority and third by the Class A-3 Certificates.  Realized losses will be allocated to a class of certificates by reducing or "writing down" the certificate principal balance thereof by the amount of losses allocated to that class.  Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under "Description of the Certificates–Subordination and Allocation of Losses", such amounts will not be reinstated.  However, the amount of realized losses allocated to the offered certificates may be distributed to the holders of those certificates as described in this prospectus supplement from excess cash flow, from amounts received under the interest rate cap agreement and from amounts received under the certificate interest rate swap agreement.

The yields on the senior certificates and on the mezzanine certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans.  Losses on the mortgage loans resulting in a reduction in the certificate principal balance of the certificates will cause less interest to accrue on such certificates than would otherwise be the case.  The earlier a loss and resulting reduction in certificate principal balance occur, the greater the effect on an investor’s yields.

Unless the aggregate certificate principal balance of the senior certificates has been reduced to zero, the mezzanine certificates generally will not be entitled to any principal distributions until at least the distribution date in October 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the mortgage loans exceed the levels set forth under "Description of the Certificates–Glossary–Trigger Event" in this prospectus supplement.  As a result, the weighted average lives of the mezzanine certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the mezzanine certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

The yields to maturity on the offered certificates will depend on a variety of factors.

The yields to maturity on the offered certificates will depend on:

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the applicable pass-through rate thereon;

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the applicable purchase price;

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the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the offered certificates;

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the rate, timing and severity of realized losses on the mortgage loans, adjustments to the mortgage rates on the mortgage loans, the amount of excess interest generated by the mortgage loans and the allocation to the offered certificates of certain interest shortfalls;

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payments due from the supplemental interest trust in respect of payments received from the cap provider and the certificate swap provider under the interest rate cap agreement and  certificate interest rate swap agreement, respectively; and

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with respect to the Class A-1 Certificates, payments due from the supplemental interest trust in respect of payments received from the Class A-1 swap provider under the Class A-1 interest  rate swap agreement.

In general, if the offered certificates are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC to call (based on the assumed prepayment rates set forth under "Yield on the Certificates–Weighted Average Lives" in this prospectus supplement) and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

The difference between the pass-through rates on the offered certificates and the mortgage rates on the mortgage loans may result in interest shortfalls on such certificates.

The yield to maturity on the offered certificates may be affected by the resetting of the mortgage rates on the mortgage loans on their related adjustment dates. In addition, because the mortgage rate for approximately 56.34%, approximately 42.68%, approximately 0.65% and approximately 0.32% of the adjustable-rate mortgage loans adjusts based on One-Year LIBOR (as defined herein), Six-Month LIBOR (as defined herein), One-Year CMT (as defined herein) and One-Month LIBOR (as defined herein), respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the mortgage loans after their adjustments. Finally, the mortgage rates on all of the mortgage loans are based on Six-Month LIBOR, One-Year LIBOR, One-Year CMT or One-Month LIBOR while the pass-through rates on the offered certificates are based on One-Month LIBOR.  Consequently, the application to such certificates of the weighted average net mortgage rate cap, which is equal to the weighted average mortgage rate on the mortgage loans, net of certain fees of the trust and the supplemental interest trust (including any net swap payment payable to any swap provider and any swap termination payment payable to any swap provider that is not due to the occurrence of a swap provider trigger event under an interest rate swap agreement), could adversely affect the yield to maturity on such certificates. In addition, the weighted average net mortgage rate cap will decrease if the mortgage loans with relatively high mortgage rates prepay at a faster rate than mortgage loans with relatively low mortgage rates.

If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any net swap payments payable to each swap provider and any swap termination payments payable to each swap provider that does not result from the occurrence of a swap provider trigger event under one of the interest rate swap agreements). The ratings on the offered certificates will not address the likelihood of any recovery of interest shortfalls by holders of these certificates from amounts collected on the mortgage loans.

Amounts used to pay such interest shortfalls on the offered certificates may be supplemented by amounts received under the interest rate cap agreement to the extent that such amount is available in the priority described in this prospectus supplement, the certificate interest rate swap agreement and, with respect to the Class A-1 Certificates, the Class A-1 interest rate swap agreement; however, no amount will be received from the applicable swap provider unless the amount payable by such swap provider to the securities administrator (on behalf of the supplemental interest trust) on any distribution date exceeds the amount payable by the securities administrator to such swap provider on such distribution date, and such amounts are available for distribution to the various classes of certificates based on the payment priorities described in this prospectus supplement.  However, the amount received from the cap provider and the swap providers under the interest rate cap agreement and the interest rate swap agreements, respectively, may be insufficient to pay certificateholders the full amount of interest which they would have received absent the application of the weighted average net mortgage rate cap.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

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the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•

the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the related servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults. Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund. The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

The interest rate cap agreement and the cap provider.

Any amounts received from the cap provider under the interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain or restore overcollateralization, cover realized losses on the Mortgage Loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts on the offered certificates.  No assurance can be made that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received will be sufficient to pay interest shortfalls, maintain or restore overcollateralization, cover realized losses on the Mortgage Loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts on the offered certificates.

To the extent that distributions on the offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the interest rate cap agreement, the ability of the securities administrator to make such distributions on the offered certificates will be subject to the credit risk of the cap provider. Although there is a mechanism in place to facilitate replacement of the interest rate cap agreement upon the default or credit impairment of the cap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement interest rate cap agreement. See "Description of the Certificates—The Interest Rate Cap Agreement, the Cap Provider and the Cap Account" in this prospectus supplement.

The certificate interest rate swap agreement and the certificate swap provider.

Any amounts received from the certificate swap provider under the certificate interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain or restore overcollateralization, cover realized losses on the mortgage loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts (as defined herein) on the offered certificates.  No assurance can be made that any amounts will be received under the certificate interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls, maintain or restore overcollateralization, cover realized losses on the mortgage loans allocated to the offered certificates and pay any Net WAC Rate Carryover Amounts on the offered certificates.

To the extent that distributions on the offered certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the certificate interest rate swap agreement, the ability of the securities administrator to make such distributions on the offered certificates will be subject to the credit risk of the certificate swap provider. Although there is a mechanism in place to facilitate replacement of the certificate interest rate swap agreement upon the default or credit impairment of the certificate swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement certificate interest rate swap agreement. See "Description of the Certificates–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Certificate Interest Rate Swap Agreement" in this prospectus supplement.

No assurance can be made that any amounts will be received under the certificate interest rate swap agreement or that any such amounts that are received will be sufficient to restore or maintain required overcollateralization, to cover realized losses on the mortgage loans allocated to the offered certificates, to pay interest shortfalls with respect to the offered certificates or to pay the any Net WAC Rate Carryover Amounts on the certificates.  Any net certificate interest rate swap payment payable to the certificate swap provider under the terms of any of certificate interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the offered certificates.  Any swap termination amount payable to the certificate swap provider upon the early termination of the certificate interest rate swap agreement that is not due to a certificate swap provider trigger event will reduce the amount available for distribution to holders of the offered certificates.

Upon early termination of the certificate interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the certificate swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the certificate interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the offered certificates.  Due to the priority of the application of the available distribution amount, the mezzanine certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the securities administrator pursuant to the certificate interest rate swap agreement before such effects are borne by the senior certificates and, therefore, one or more classes of mezzanine certificates may suffer a loss as a result of such payment.  Similarly, due to the priority of the application of the available distribution amount, the Class A-7 Certificates will bear the effects of any shortfalls before such effects are borne by the other classes of senior certificates.

The Class A-1 interest rate swap agreement and the Class A-1 swap provider.

Any amounts received from the Class A-1 swap provider under the Class A-1 interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls and any Net WAC Rate Carryover Amounts (as defined herein) on the Class A-1 Certificates.  No assurance can be made that any amounts will be received under the Class A-1 interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls and any Net WAC Rate Carryover Amounts on the Class A-1 certificates.

To the extent that distributions on the Class A-1 certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Class A-1 interest rate swap agreement, the ability of the securities administrator to make such distributions on the Class A-1 certificates will be subject to the credit risk of the Class A-1 swap provider. Although there is a mechanism in place to facilitate replacement of the Class A-1 interest rate swap agreement upon the default or credit impairment of the Class A-1 swap provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement Class A-1 interest rate swap agreement. See "Description of the Certificates–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Class A-1 Interest Rate Swap Agreement" in this prospectus supplement.

No assurance can be made that any amounts will be received under the Class A-1 interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest shortfalls with respect to the Class A-1 Certificates or to pay the any Net WAC Rate Carryover Amounts on the Class A-1 Certificates.  Any net Class A-1 interest rate swap payment payable to the Class A-1 swap provider under the terms of the Class A-1 interest rate swap agreement will reduce the amount available for distribution to certificateholders, and may reduce the pass-through rates of the offered certificates.  Any swap termination amount payable to the Class A-1 swap provider upon the early termination of the Class A-1 interest rate swap agreement that is not due to a Class A-1 swap provider trigger event will reduce the amount available for distribution to holders of the offered certificates.

Upon early termination of the Class A-1 interest rate swap agreement, the securities administrator (on behalf of the supplemental interest trust) or the Class A-1 swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the Class A-1 interest rate swap agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the Class A-1 Certificates.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so.  There is no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue.  Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield.  The market values of the certificates are likely to fluctuate.  These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  However, any class of certificates may experience illiquidity.

Payments from the mortgage loans are the sole source of payments on the certificates.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodians, the servicers, the trustee, the credit risk manager, the underwriter or any of their affiliates.  However, the depositor does have limited obligations with respect to certain breaches of its representations and warranties.  No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodians, the trustee, the credit risk manager, the underwriter or any of their affiliates will guarantee or insure either the certificates or the mortgage loans.  Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, you will have no recourse to the depositor, the sponsor the master servicer, the servicers, the securities administrator, the custodians, the trustee, the credit risk manager, the underwriter or any of their affiliates.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

As of the cut-off date, mortgaged properties located in California secure approximately 47.30% of the initial mortgage loan pool.  If the residential real estate market in those states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates.  If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors.  The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest with respect to the defaulted mortgage loans.

The high percentage of mortgaged properties located in California may cause the rate of delinquencies, defaults and losses on the mortgage loans to be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

•

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs.  In addition, recently the cost of crude oil reached record highs.  These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments.  Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

•

Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•

Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

Approximately 90.01% of the initial mortgage loans by aggregate principal balance as of the cut-off date require the mortgagors to make monthly payments of accrued interest only for the first one, three, five, seven or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the mortgagor’s monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for one, three, five, seven or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on the certificateholders’ investment.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the related servicing agreement or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable.  In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust will each be characterized as a sale.  Each of the sponsor and the depositor has documented its respective transfer as a sale.  However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan.  If so, the trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans.  If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act and similar state or local laws, referred to in this prospectus supplement as the Relief Act, provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates.  In addition, the Relief Act and similar state or local laws may affect the ability of the trust to foreclose on a mortgage loan the mortgagor of which is in active military service.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

To the extent amounts on deposit in the pre-funding account are not used, there may be a mandatory prepayment on the certificates.

To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before November 30, 2006, the holders of the certificates entitled to principal will receive on the December 2006 distribution date the pre-funded amount remaining after the purchase of subsequent mortgage loans as a prepayment of principal in accordance with the priorities set forth in this prospectus supplement.  Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal prepayment to the holders of the certificates on such distribution date.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance. See "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE POOL

General

The initial pool of mortgage loans (the "Initial Mortgage Pool") delivered to the trust on the Closing Date will consist of 3,016 conventional one-to four-family, first lien adjustable-rate and hybrid adjustable-rate mortgage loans that have an aggregate outstanding principal balance as of September 1, 2006 (the "Initial Cut-Off Date"), after deducting payments due on or before that date, of approximately $1,029,845,378 (the "Initial Mortgage Loans").  None of the Initial Mortgage Loans were delinquent as of the Initial Cut-Off Date.  The delinquency status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered current in payment.  If the payment were not made on March 1, the Mortgage Loan would then be considered to be 30 days delinquent.

During the Pre-Funding Period, the trust will purchase subsequent mortgage loans to be included in the Mortgage Pool with amounts on deposit in the pre-funding account (the "Subsequent Mortgage Loans"). After the termination of the Pre-Funding Period, the trust will include the Initial Mortgage Loans and the Subsequent Mortgage Loans (together, the “Mortgage Pool”), which are expected to have an aggregate principal balance as of the Initial Cut-Off Date of approximately $1,116,720,275 after application of scheduled payments due on or before the Initial Cut-Off Date, whether or not received (the Initial Mortgage Loans and the Subsequent Mortgage Loans collectively, the "Mortgage Loans").  The term applicable cut-off date when used with respect to the Initial Mortgage Loans is the Initial Cut-Off Date and when used with respect to Subsequent Mortgage Loans is the first day of the calendar month in which a Subsequent Mortgage Loans is transferred to the trust (each, a "Subsequent Cut-Off Date").

The description of the Initial Mortgage Pool in this prospectus supplement, which includes the Initial Mortgage Loans, but not the Subsequent Mortgage Loans, and the Mortgaged Properties related thereto, is based upon the principal balance of the Initial Mortgage Loans at the close of business on the Initial Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not received.  References to weighted averages refer, in each case, to weighted averages by principal balance as of the Initial Cut-Off Date (determined as described in the preceding sentence).  Prior to the issuance of the certificates, Mortgage Loans may be removed from the Initial Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise.  In such event, other mortgage loans may be included in the Initial Mortgage Pool.  The depositor believes that the information set forth herein with respect to the Initial Mortgage Pool is representative of the characteristics of the Initial Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Initial Mortgage Loans in the Initial Mortgage Pool may vary.  See "–Additional Information" in this prospectus supplement.

All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement are by aggregate stated principal balance of the Initial Mortgage Loans, as of the Initial Cut-Off Date, and do not include the Subsequent Mortgage Loans.  All dollar amounts, percentages and other numerical information relating to the Initial Mortgage Loans described herein are subject to a permitted variance of plus or minus 5%.

The Mortgage Loans will have original terms to maturity of not greater than 30 years.  The Mortgage Loans, other than the Interest Only Loans (as defined below), will provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms.  Approximately 90.01% of the Initial Mortgage Loans, by aggregate principal balance as of the Initial Cut-Off Date, are interest only loans ("Interest Only Loans") which require the related mortgagors to make monthly payments of only accrued interest for the first one, three, five, seven or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a "Mortgaged Property").  The Mortgaged Properties will include single family residences, two- to four-family dwelling units, townhouses, condominium units and planned unit developments, all of which are the property subject to the lien of the related mortgage and consist of no more than four units and has the additional characteristics described below and in the prospectus.

The mortgage rate on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

All of the Mortgage Loans are adjustable-rate mortgage loans and approximately 0.32%, 0.54%, 1.40%, 0.71%, 10.68%, 72.72%, 12.91% and 0.73% of the Initial Mortgage Loans are hybrid adjustable-rate mortgage loans with an initial rate adjustment occurring one month, six month, and one, two, three, five, seven or ten years, respectively, after the related date of origination.

Mortgage Loan Characteristics

The weighted average FICO Score for the Initial Mortgage Loans that were scored is approximately 713.  "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor’s creditworthiness as of the time the score is obtained.  FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus.  The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor’s probability of default.  The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score.  In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor.  The depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

Substantially all of the Mortgage Loans other than the Interest Only Loans will have principal and interest payable on the first day of each month, which day is called the due date.  None of the Mortgage Loans will have an original scheduled maturity date later than 30 years.  At origination, the Initial Mortgage Loans had approximate loan-to-value ratios as described in the table below.

Approximate Loan-to-Value Ratio	Percentage of Initial Mortgage Loans by Principal Balance
Less than or equal to 80%	96.64%
Greater than 80%, but less than or equal to 95%	3.36%

The loan to value ratios were based upon (i) with respect to purchase money Mortgage Loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the Mortgaged Property and (ii) with respect to non-purchase money Mortgage Loans, the appraisal of the Mortgaged Property.  Approximately 3.33% of the Initial Mortgage Loans having loan-to-value ratios greater than approximately 80% at origination are covered by mortgagor paid or lender paid primary mortgage insurance policies.  Approximately 1.13% of the Initial Mortgage Loans are covered by lender paid primary mortgage insurance policies which will cover certain losses on such Mortgage Loans up to specified limits.

Approximately 32.87% of the Initial Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but in most cases is equal to six months’ interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law.  The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement. Under the limited instances described under the terms of the related servicing agreement, the related servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003.  Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act may have on the prepayment performance of the Mortgage Loans. The depositor makes no representation as to the effect that the Prepayment Charges, decisions by the related servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans.  See "Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees" in the prospectus.

Subject to a permitted variance of plus or minus 5%, as of the Initial Cut-Off Date, the Initial Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances of the Initial Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Less than or equal to 50,000	7	$ 266,379	0.03%
50,001 - 100,000	105	8,807,289	0.86
100,001 - 150,000	289	36,719,443	3.57
150,001 - 200,000	457	80,639,407	7.83
200,001 - 250,000	402	90,471,024	8.78
250,001 - 300,000	353	97,065,208	9.43
300,001 - 350,000	281	91,379,192	8.87
350,001 - 400,000	264	99,227,074	9.64
400,001 - 450,000	193	81,912,516	7.95
450,001 - 500,000	163	77,178,361	7.49
500,001 - 550,000	142	74,481,413	7.23
550,001 - 600,000	84	48,344,517	4.69
600,001 - 650,000	71	44,772,929	4.35
650,001 - 700,000	40	27,068,855	2.63
700,001 - 750,000	26	18,863,339	1.83
750,001 - 800,000	19	14,811,326	1.44
800,001 - 850,000	9	7,451,584	0.72
850,001 - 900,000	20	17,680,613	1.72
900,001 - 950,000	14	12,989,961	1.26
950,001 - 1,000,000	31	30,578,691	2.97
Greater than or equal to 1,000,001	46	69,136,259	6.71
Total:	3,016	$1,029,845,378	100.00%

Principal Balances of the Initial Mortgage Loans as of the Cut-Off Date

Principal Balance as of the Initial Cut-Off Date ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Less than or equal to 50,000	7	$ 266,379	0.03%
50,001 - 100,000	106	8,858,213	0.86
100,001 - 150,000	290	36,927,274	3.59
150,001 - 200,000	456	80,494,407	7.82
200,001 - 250,000	402	90,471,024	8.78
250,001 - 300,000	353	97,065,208	9.43
300,001 - 350,000	286	93,079,606	9.04
350,001 - 400,000	260	97,828,761	9.50
400,001 - 450,000	193	82,048,615	7.97
450,001 - 500,000	161	76,626,406	7.44
500,001 - 550,000	143	75,027,195	7.29
550,001 - 600,000	84	48,344,517	4.69
600,001 - 650,000	70	44,227,146	4.29
650,001 - 700,000	40	27,068,855	2.63
700,001 - 750,000	26	18,863,339	1.83
750,001 - 800,000	19	14,811,326	1.44
800,001 - 850,000	10	8,262,372	0.80
850,001 - 900,000	19	16,869,825	1.64
900,001 - 950,000	14	12,989,961	1.26
950,001 - 1,000,000	31	30,578,691	2.97
Greater than or equal to 1,000,001	46	69,136,259	6.71
Total:	3,016	$1,029,845,378	100.00%

Geographic Distribution of the Initial Mortgaged Properties of the Mortgage Loans

Location	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
California	1,103	$ 487,165,289	47.30%
Florida	295	87,574,580	8.50
Nevada	242	68,923,546	6.69
Arizona	193	50,731,605	4.93
Washington	138	39,662,518	3.85
Virginia	100	34,164,379	3.32
Colorado	89	27,403,687	2.66
Maryland	85	26,778,269	2.60
Illinois	78	25,264,863	2.45
Oregon	81	17,345,147	1.68
New Jersey	47	16,686,139	1.62
New York	31	14,870,743	1.44
Massachusetts	46	13,958,628	1.36
Georgia	55	11,784,108	1.14
Texas	51	11,077,832	1.08
Hawaii	21	9,881,583	0.96
Idaho	37	9,035,090	0.88
Utah	37	8,746,854	0.85
Minnesota	28	8,077,369	0.78
North Carolina	33	7,982,032	0.78
Ohio	30	7,975,517	0.77
Michigan	35	7,366,757	0.72
Connecticut	18	5,905,502	0.57
South Carolina	16	4,309,263	0.42
Pennsylvania	15	3,002,194	0.29
District of Columbia	7	2,932,211	0.28
Alabama	13	2,868,445	0.28
Montana	9	2,801,216	0.27
Tennessee	15	2,508,843	0.24
Rhode Island	10	2,240,228	0.22
New Hampshire	8	1,620,299	0.16
Wisconsin	8	1,346,440	0.13
Wyoming	3	1,158,941	0.11
New Mexico	8	1,156,021	0.11
Indiana	6	1,065,245	0.10
Missouri	5	1,040,587	0.10
Louisiana	3	630,811	0.06
Delaware	4	617,319	0.06
West Virginia	3	595,650	0.06
Kentucky	3	568,000	0.06
Alaska	2	492,618	0.05
Iowa	2	215,460	0.02
Oklahoma	1	144,000	0.01
North Dakota	1	94,400	0.01
Nebraska	1	75,150	0.01
Total:	3,016	$1,029,845,378	100.00%

Mortgage Interest Rates of the Initial Mortgage Loans as of the Initial Cut-Off Date

Mortgage Interest Rate (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
3.500 - 3.999	3	$ 945,997	0.09%
4.000 - 4.499	9	3,391,574	0.33
4.500 - 4.999	4	1,093,810	0.11
5.000 - 5.499	18	6,671,604	0.65
5.500 - 5.999	16	7,061,992	0.69
6.000 - 6.499	642	221,347,473	21.49
6.500 - 6.999	1,267	438,488,171	42.58
7.000 - 7.499	515	174,267,875	16.92
7.500 - 7.999	411	133,009,055	12.92
8.000 - 8.499	106	35,833,478	3.48
8.500 - 8.999	23	7,052,260	0.68
9.000 - 9.499	2	682,089	0.07
Total:	3,016	$1,029,845,378	100.00%

Mortgaged Property Types of the Initial Mortgage Loans

Mortgaged Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Single Family Residence	1,641	$ 577,246,837	56.05%
PUD	777	274,897,354	26.69
Condominium	446	121,620,086	11.81
2-4 Family	137	52,727,491	5.12
Townhouse	15	3,353,609	0.33
Total:	3,016	$1,029,845,378	100.00%

Original Loan-to-Value Ratios of the Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Less than or equal to 50.00	90	$ 23,314,925	2.26%
50.01 - 55.00	25	7,175,351	0.70
55.01 - 60.00	59	23,203,856	2.25
60.01 - 65.00	103	46,611,370	4.53
65.01 - 70.00	425	125,054,412	12.14
70.01 - 75.00	218	106,896,758	10.38
75.01 - 80.00	1,957	662,979,111	64.38
80.01 - 85.00	16	3,760,289	0.37
85.01 - 90.00	74	19,641,352	1.91
90.01 - 95.00	49	11,207,955	1.09
Total:	3,016	$1,029,845,378	100.00%

Loan Programs of the Initial Mortgage Loans

Loan Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Stated Documentation	2,111	$ 766,355,014	74.41%
Full Documentation	554	163,013,810	15.83
No Documentation	144	35,917,099	3.49
Limited	117	33,274,861	3.23
No Ratio	90	31,284,594	3.04
Total:	3,016	$1,029,845,378	100.00%

FICO Scores for the Initial Mortgage Loans

FICO Score	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
580 - 599	1	$ 252,519	0.02%
600 - 619	15	3,923,214	0.38
620 - 639	155	49,903,756	4.85
640 - 659	213	70,720,910	6.87
660 - 679	330	114,851,171	11.15
680 - 699	454	162,355,851	15.77
700 - 719	536	178,319,454	17.32
720 - 739	433	145,494,046	14.13
740 - 759	340	116,765,316	11.34
760 - 779	296	105,615,774	10.26
780 - 799	194	65,923,751	6.40
Greater than or equal to 800	49	15,719,617	1.53
Total:	3,016	$1,029,845,378	100.00%

Loan Purpose of the Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Purchase	2,039	$ 667,869,771	64.85%
Refinance - Cashout	607	222,558,074	21.61
Refinance - Rate Term	370	139,417,532	13.54
Total:	3,016	$1,029,845,378	100.00%

Occupancy Status of the Initial Mortgage Loans

Occupancy Status*	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Primary	2,440	$ 874,193,924	84.89%
Investment	417	106,962,214	10.39
Second Home	159	48,689,240	4.73
Total:	3,016	$1,029,845,378	100.00%

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Initial Mortgage Loans

Product Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
ARM - 1 Month IO	12	$ 3,312,239	0.32%
ARM - 6 Month	11	4,501,666	0.44
ARM - 6 Month IO	2	1,071,366	0.10
ARM - 1 Year	42	13,748,554	1.34
ARM - 1 Year IO	1	656,250	0.06
ARM - 2 Year/6 Month	1	223,158	0.02
ARM - 2 Year/6 Month IO	21	7,095,614	0.69
ARM - 3 Year/6 Month	11	2,351,929	0.23
ARM - 3 Year/6 Month IO	245	86,136,540	8.36
ARM - 5 Year/6 Month	113	29,706,086	2.88
ARM - 5 Year/6 Month IO	969	276,091,955	26.81
ARM - 7 Year/6 Month IO	39	12,652,259	1.23
ARM - 10 Year/6 Month	2	1,279,986	0.12
ARM - 10 Year/6 Month IO	12	4,681,788	0.45
ARM - 3 Year/1 Year	1	510,881	0.05
ARM - 3 Year/1 Year IO	34	20,404,675	1.98
ARM - 5 Year/1 Year	95	38,266,133	3.72
ARM - 5 Year/1 Year IO	925	404,791,110	39.31
ARM - 7 Year/1 Year	58	11,077,207	1.08
ARM - 7 Year/1 Year IO	412	108,565,318	10.54
ARM - 10 Year/1 Year IO	6	1,509,410	0.15
ARM - 3 Year/6 Month 40 Due 30	1	532,871	0.05
ARM - 7 Year/6 Month 40 Due 30	3	678,382	0.07
Total:	3,016	$1,029,845,378	100.00%

Month of Next Rate Adjustment of the Initial Mortgage Loans

Month of Next Rate Adjustment	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
October 2006	14	$ 4,849,663	0.47%
November 2006	2	377,790	0.04
December 2006	3	1,116,850	0.11
February 2007	5	2,171,026	0.21
March 2007	1	369,944	0.04
April 2007	1	185,506	0.02
May 2007	6	2,200,549	0.21
June 2007	13	3,877,940	0.38
July 2007	16	4,925,677	0.48
August 2007	7	3,215,131	0.31
April 2008	1	223,158	0.02
May 2008	15	5,050,383	0.49
June 2008	6	2,045,231	0.20
March 2009	6	2,115,009	0.21
April 2009	15	5,087,939	0.49
May 2009	197	70,509,761	6.85
June 2009	57	19,582,075	1.90
July 2009	5	3,176,000	0.31
August 2009	13	9,610,111	0.93
October 2010	1	183,200	0.02
November 2010	3	1,757,448	0.17
December 2010	1	325,600	0.03
January 2011	3	683,229	0.07
February 2011	9	2,303,557	0.22
March 2011	62	20,180,274	1.96
April 2011	190	72,837,711	7.07
May 2011	639	179,066,449	17.39
June 2011	509	157,074,138	15.25
July 2011	490	195,753,137	19.01
August 2011	99	57,054,711	5.54
September 2011	89	56,330,629	5.47
October 2011	6	5,161,200	0.50
September 2012	1	216,159	0.02
December 2012	3	618,796	0.06
February 2013	3	319,961	0.03
March 2013	25	7,851,525	0.76
April 2013	47	12,761,008	1.24
May 2013	116	32,775,733	3.18
June 2013	50	13,104,652	1.27
July 2013	264	64,782,008	6.29
August 2013	3	543,324	0.05
March 2016	2	248,000	0.02
April 2016	1	250,316	0.02
May 2016	12	4,256,578	0.41
June 2016	5	2,716,290	0.26
Total:	3,016	$1,029,845,378	100.00%

Prepayment Penalty Terms on the Initial Mortgage Loans at Origination

Prepayment Penalty Term at Origination (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
None	2,009	$ 691,345,141	67.13%
6	1	405,891	0.04
12	311	125,562,459	12.19
24	32	7,402,695	0.72
36	522	165,972,355	16.12
42	6	1,398,550	0.14
60	135	37,758,286	3.67
Total:	3,016	$1,029,845,378	100.00%

Gross Margins of the Initial Mortgage Loans

Gross Margin (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
1.000 - 1.499	7	$ 2,094,487	0.20%
1.500 - 1.999	8	2,111,892	0.21
2.000 - 2.499	2,660	927,550,202	90.07
2.500 - 2.999	168	48,326,417	4.69
3.000 - 3.499	55	13,872,014	1.35
3.500 - 3.999	42	13,779,906	1.34
4.000 - 4.499	37	11,169,341	1.08
4.500 - 4.999	9	3,379,504	0.33
5.000 - 5.499	30	7,561,615	0.73
Total:	3,016	$1,029,845,378	100.00%

Maximum Mortgage Rates of the Initial Mortgage Loans

Maximum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
9.500 - 9.999	3	$ 945,997	0.09%
10.000 - 10.499	14	5,208,572	0.51
10.500 - 10.999	11	4,535,298	0.44
11.000 - 11.499	433	153,060,929	14.86
11.500 - 11.999	816	291,340,263	28.29
12.000 - 12.499	630	205,966,496	20.00
12.500 - 12.999	793	252,520,740	24.52
13.000 - 13.499	200	72,761,865	7.07
13.500 - 13.999	85	33,289,653	3.23
14.000 - 14.499	21	7,263,598	0.71
14.500 - 14.999	9	2,803,767	0.27
19.500 - 19.999	1	148,200	0.01
Total:	3,016	$1,029,845,378	100.00%

Minimum Mortgage Rates of the Initial Mortgage Loans

Minimum Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
1.000 - 1.499	7	$ 2,094,487	0.20%
1.500 - 1.999	8	2,111,892	0.21
2.000 - 2.499	2,660	927,550,202	90.07
2.500 - 2.999	167	47,953,270	4.66
3.000 - 3.499	52	13,306,414	1.29
3.500 - 3.999	42	13,779,906	1.34
4.000 - 4.499	37	11,169,341	1.08
4.500 - 4.999	8	3,309,572	0.32
5.000 - 5.499	30	7,561,615	0.73
6.000 - 6.499	1	373,147	0.04
6.500 - 6.999	3	565,600	0.05
8.500 - 8.999	1	69,932	0.01
Total:	3,016	$1,029,845,378	100.00%

Lifetime Rate Caps of the Initial Mortgage Loans

Lifetime Rate Cap (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
4.500 - 4.999	5	$ 1,417,520	0.14%
5.000 - 5.499	2,062	702,016,347	68.17
5.500 - 5.999	6	2,572,489	0.25
6.000 - 6.499	938	322,673,903	31.33
6.500 - 6.999	1	280,000	0.03
7.500 - 7.999	1	200,989	0.02
11.000 - 11.499	1	335,992	0.03
12.500 - 12.999	1	148,200	0.01
13.500 - 13.999	1	199,938	0.02
Total:	3,016	$1,029,845,378	100.00%

Initial Periodic Rate Caps of the Initial Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
None	14	$ 4,383,606	0.43%
1.000	11	4,501,666	0.44
2.000	96	39,734,818	3.86
3.000	26	8,315,900	0.81
4.000	1	308,000	0.03
5.000	2,264	771,765,922	74.94
5.250	1	1,295,000	0.13
6.000	601	199,004,537	19.32
6.375	1	335,992	0.03
13.500	1	199,938	0.02
Total:	3,016	$1,029,845,378	100.00%

Subsequent Periodic Rate Caps of the Loans

Subsequent Periodic Rate Cap (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
None	14	$ 4,383,606	0.43%
1.000	840	237,737,780	23.08
2.000	2,160	787,000,608	76.42
2.250	1	335,992	0.03
5.000	1	387,392	0.04
Total:	3,016	$1,029,845,378	100.00%

Originator of the Initial Mortgage Loans

Originator	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
Countrywide Home Loans, Inc.	1,278	$ 490,585,146	47.64%
MortgageIT, Inc.	476	166,795,857	16.20
GreenPoint Mortgage Funding, Inc	317	110,289,322	10.71
Silver State	296	83,873,179	8.14
American Home Mortgage	381	83,205,335	8.08
Other	268	95,096,540	9.23
Total:	3,016	$1,029,845,378	100.00%

Pool Delinquency and Loss Experience

The following table sets forth certain information regarding delinquency with respect to the Initial Mortgage Loans as of the Initial Cut-Off Date.

Delinquency Experience

Days Delinquent	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
30-59 Days
0 times	2,995	$ 1,020,960,387	99.14%
1 times	20	8,384,990	0.81
2 times	1	500,000	0.05
Total	3,016	$1,029,845,378	100.00%

Days Delinquent	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Initial Cut-Off Date
60-89 Days
0 times	3,015	$ 1,029,253,378	99.94%
1 times	1	592,000	0.06
Total	3,016	$1,029,845,378	100.00%

No Initial Mortgage Loan has been delinquent 90 days or more since origination.

Index

As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable-rate Initial Mortgage Loan will generally be (A) with respect to approximately 0.32% of the Initial Mortgage Loans, by aggregate principal balance as of the Initial Cut-Off Date, the average of the interbank offered rates for one-month United States dollar deposits in the London market as published in The Wall Street Journal and are most recently as of the time specified in the related mortgage note ("One-Month LIBOR"), (B) with respect to approximately 42.68% of the Initial Mortgage Loans, by aggregate principal balance as of the Initial Cut-Off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that adjustment date or (ii) as of the first business day of the month preceding the month of the adjustment date, as specified in the related mortgage note ("Six-Month LIBOR"), (C) with respect to approximately 56.34% of the Initial Mortgage Loans, by aggregate principal balance as of the Initial Cut-Off Date, the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note ("One-Year LIBOR"), and (D) with respect to approximately 0.65% of the Initial Mortgage Loans, by aggregate principal balance as of the Initial Cut-Off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519) as most recently announced as of a date 45 days prior to that adjustment date ("One-Year CMT"). The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date. In the event that the related Index becomes unavailable or otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Additional Information

The description in this prospectus supplement of the characteristics of the Mortgage Pool and the Mortgaged Properties is based on the Initial Mortgage Loans only and does not include the Subsequent Mortgage Loans that are expected to be added to the Mortgage Pool during the Pre-Funding Period.  Prior to the issuance of the certificates, the depositor may add or remove Mortgage Loans from the Initial Mortgage Pool if it deems such addition or removal necessary or appropriate.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and Capitalized Interest Account

The pre-funding account will be established to provide the trust with sufficient funds to purchase Subsequent Mortgage Loans.  On the Closing Date, $86,874,898 will be deposited into the pre-funding account.  The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, Subsequent Mortgage Loans secured by conventional, one- to four-family, adjustable-rate and hybrid adjustable-rate Mortgage Loans secured by first liens on residential Mortgage Properties. The Subsequent Mortgage Loans will be transferred to the trustee, on behalf of the trust, on any date during the Pre-Funding Period (each such date, a "Subsequent Transfer Date") pursuant to subsequent transfer instruments between the depositor and the trustee. In connection with the purchase of Subsequent Mortgage Loans on such Subsequent Transfer Dates, the securities administrator, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. On each Subsequent Transfer Date, the depositor will transfer to the trust all of its right, title and interest in and to the related Subsequent Mortgage Loans, including all scheduled payments with respect to each such Subsequent Mortgage Loan due after the later of (i) the first day of the month in which such Subsequent Transfer Date occurs (the “Subsequent Cut-off Date”) and (ii) the date of origination of that Subsequent Mortgage Loan. Following each Subsequent Transfer Date, the aggregate principal balance of the Mortgage Loans which were part of the trust prior to such Subsequent Transfer Date will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and the amount in the pre-funding account will decrease accordingly.

Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the Distribution Date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date.  Any funds remaining in pre-funding account at the expiration of the Pre-Funding Period will be distributed as a payment of principal on the December 2006 Distribution Date in accordance with the priorities set forth in this prospectus supplement.  Any such amount transferred to the Distribution Account for Mortgage Loans will be included in principal funds for payment to the Senior Certificates.

Any investment income on funds in the pre-funding account will be paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.

Because the Subsequent Mortgage Loans will not be acquired by the trust fund until after the Closing Date, there may not be sufficient interest collections from the Mortgage Loans to pay all the interest due on the certificates during the Pre-Funding Period. Because of the foregoing, a capitalized interest account (the "Capitalized Interest Account"), will be established on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall during the Pre-Funding Period. Amounts remaining in the Capitalized Interest Account, if any, after making distributions of interest during the Pre-Funding Period will be paid to DB Structured Products, Inc. or its designee as provided in the Pooling and Servicing Agreement.

Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following, and the Subsequent Mortgage Loan criteria set forth below:

(a)

Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Pooling and Servicing Agreement;

(b)

The depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

(c)

The depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and

(d)

Each such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the applicable cut-off date.

Each Subsequent Mortgage Loan that is sold to the trust on a Subsequent Transfer Date will have the characteristics set forth below as of the applicable cut-off date:

(a)

Such Subsequent Mortgage Loan will be secured by a first lien;

(b)

The original term to stated maturity of such Subsequent Mortgage Loan will not be less than 360 months;

(c)

The latest maturity date of any Subsequent Mortgage Loan will be no later than November 1, 2036;

(d)

No Subsequent Mortgage Loan will have a first payment date occurring after December 2006; and

(e)

Such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than or equal to approximately 95.00%.

It is expected that the aggregate characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.  The Initial Mortgage Loans together with the Subsequent Mortgage Loans will have, in the aggregate, the characteristics set forth below as of the Initial Cut-off Date or as of the Subsequent Cut-Off Date, respectively:

(a)

Have a weighted average credit score greater than or equal to 710;

(b)

Have no less than approximately 83.00% of the Mortgaged Properties be owner occupied;

(c)

Have no less than approximately 80.00% of the Mortgaged Properties be single family or planned unit developments;

(d)

Have no more than approximately 23.00% of the aggregate mortgage loans be cash out refinance;

(e)

Have a weighted average remaining term to stated maturity of less than approximately 360 months;

(f)

Have a weighted average loan-to-value ratio of not more than approximately 77.00%;

(g)

No more than approximately 48.00% of the aggregate mortgage loans by aggregate principal balance will be concentrated in one state; and

(h)

Be acceptable to the rating agencies.

THE ORIGINATORS

General

The principal originators of the Mortgage Loans are Countrywide Home Loans, Inc., MortgageIT, Inc. and GreenPoint Mortgage Funding, Inc. with respect to approximately 47.64%, 16.20% and 10.71%, respectively, of the Mortgage Loans. The remainder of the Mortgage Loans were originated by various originators, each of which has originated less than 10% of the Mortgage Loans.

Countrywide Home Loans, Inc.

The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•

in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under "–Countrywide Home Loans, Inc.–Underwriting Standards–General".

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan.  See "–Countrywide Home Loans, Inc.–Underwriting Standards–General" below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969.  Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the "Preferred Processing Program").

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

ISSUING ENTITY

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "Description of the Agreements–Amendment" in the prospectus.

The assets of the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4 will consist of the Mortgage Loans and certain related assets.

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4’s fiscal year end is December 31.

THE DEPOSITOR

Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement hereto, the depositor will have no material duties or responsibilities with respect to the pool assets or securities.

All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the sponsor.  The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name "Sharps Pixley Incorporated".  The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005.  Its telephone number is (212) 250-2500.

Through December 31, 2005, the sponsor has purchased over $26 billion in residential mortgage loans.  This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential mortgage loans since 2004.  The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM	----	----	3,466	1,088,327,305
Alt-A Fixed	----	----	17,892	3,361,707,721
Prime ARM	3,612	1,096,433,033	----	----
Prime Fixed	5,275	986,186,740	----	----
Scratch & Dent/Reperf.	1,376	135,671,795	4,913	500,710,103
Seconds	----	----	5,227	258,281,341
SubPrime	31,174	5,481,240,453	71,747	13,066,859,416
Seasoned	----	----	1,827	165,210,069
TOTAL:	41,437	7,699,532,021	105,072	18,441,095,955

STATIC POOL INFORMATION

Static pool information material to this offering may be found at  http://regab.db.com.  Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com/?CWDD=01200608.

Information provided through the Internet addresses above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage Pool (if applicable), any period before January 1, 2006.

DESCRIPTION OF THE CERTIFICATES

General

The Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4, Mortgage Pass-Through Certificates will consist of fourteen classes of certificates, designated as (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Senior Certificates"); (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Certificates (collectively, the "Mezzanine Certificates"); (iii) the Class CE Certificates; (iv) the Class P Certificates and (v) the Class R Certificates or "Residual Certificates". Only the Senior Certificates and the Mezzanine Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement.  One or more Classes of Class CE Certificates may be issued, but in the aggregate they will have the characteristics described herein.  The aggregate initial certificate principal balance of the certificates will be less than the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus the amounts on deposit in the pre-funding account on the Closing Date.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in October 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for the Offered Certificates is the business day preceding such Distribution Date.  The "Due Date" related to each Distribution Date will be the first day of the month in which such Distribution Date occurs.  The "Due Period" related to each Distribution Date and the Mortgage Loans will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending at close of business on the first day of the month in which such Distribution Date occurs.  The "Determination Date" will be a day not later than the 15th day of the month in which such Distribution Date occurs.  The "Prepayment Period" related to each Distribution Date will be (i) with respect to the Mortgage Loans serviced by each of the servicers other than GMAC Mortgage Corporation ("GMACM"), Countrywide Home Loans Servicing LP ("Countrywide Servicing") and Wells Fargo Bank, N.A., the calendar month immediately preceding the month in which such Distribution Date occurs, (ii) with respect to the Mortgage Loans serviced by GMACM, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs, (iii) with respect to the Mortgage Loans serviced by Countrywide Servicing, the period commencing on the 2nd day of the month preceding the month in which such Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs and (iv) with respect to the Mortgage Loans serviced by Wells Fargo Bank, N.A., the period commencing on the 14th day of the month preceding the month in which such Distribution Date occurs and ending on the 13th day of the month in which such Distribution Date occurs.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the depositor into which the Mortgage Loans will be deposited.  The securities administrator will execute and authenticate and the trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Initial Cut-Off Date among the depositor, the master servicer, the securities administrator and the trustee (the "Pooling and Servicing Agreement"), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part.  Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates.  It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody’s Investors Service, Inc. ("Moody’s") indicated under "Certificate Ratings" in this prospectus supplement.

The Offered Certificates are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof.

Book-Entry Registration

The Offered Certificates will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems ("Clearstream Participants" or "Euroclear Participants", respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the "Relevant Depositary"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof.  Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance and Settlement and Tax Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations–REMIC–Taxation of Certain Foreign Investors" in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the securities administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates, and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the securities administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue Definitive Certificates, and thereafter the securities administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Transfer Restrictions

Any investor in the Offered Certificates will be deemed to make certain representations described in this prospectus supplement under "ERISA Considerations".

Available Distribution Amount

The Available Distribution Amount (as defined below) for any Distribution Date will be distributed, to the extent of funds available therefor, on each Distribution Date by the securities administrator to the certificateholders, as specified in this prospectus supplement.

The "Available Distribution Amount" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)  the total amount of all cash received by or on behalf of each servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Mortgage Loan and, with respect to any Distribution Date during the Pre-Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited into the Distribution Account from the Capitalized Interest Account, and with respect to the Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount), except:

•

all scheduled payments of principal and interest collected on the Mortgage Loans but due on a date after the related Due Date;

•

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

•

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

•

liquidation proceeds, insurance proceeds, condemnation proceeds, subsequent recoveries and proceeds received in connection with the repurchase of a Mortgage Loan received after the related Prepayment Period;

•

all amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement;

•

reinvestment income on the balance of funds, if any, in the Custodial Account, the Distribution Account or the pre-funding account;

•

any fees payable to the servicers, the master servicer and the credit risk manager, and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

•

all Prepayment Charges received in connection with the Mortgage Loans.

(2)  all Advances made by a servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)  any amounts paid as Compensating Interest on the Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor; and

(5)  the total amount of any cash deposited in the Distribution Account in connection with the optional termination of the trust fund.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.305% per annum of the Stated Principal Balance of each Mortgage Loan	Servicer	Mortgage Loan Collections	Monthly

Master Servicing Fee	The investment income with respect to funds deposited in distribution account	Master Servicer	Amounts on deposit in distribution account	Monthly

Credit Risk Manager Fee	0.009% per annum of the stated principal balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan collections	Monthly

Lender paid mortgage insurance fee(2)	0.0057% per annum of the Stated Principal Balance of each Mortgage Loan with lender paid mortgage insurance	Mortgage insurance provider	Mortgage Loan collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicer or master servicer, as applicable

With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan

Time to time

Nonrecoverable Advances and Servicing Advances	The amount of any Advances and Servicing Advances deemed nonrecoverable	Servicer or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for certain expenses, costs and liabilities incurred by the servicer, the master servicer, the securities administrator, the sponsor or the depositor in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates(3)

	The amount of the expenses, costs and liabilities incurred	Servicer, master servicer, securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans	Time to time

Indemnification expenses	Amounts for which the sponsor, the servicers, the master servicer, the securities administrator and the depositor are entitled to indemnification(4)	Servicers, master servicer, Securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans (or, in the case of each servicer, the related Mortgage Loans)	Time to time

Indemnification expenses	Amounts for which the trustee or custodian, as applicable, is entitled to indemnification(5)	Trustee or custodian, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any amounts payable by the trustee or depositor for recording of assignments of mortgages to the extent not paid by the related servicer	The amounts paid by the trustee or depositor	Trustee	All collections on the Mortgage Loans	Time to time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer

The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or by the trustee in the event of termination the master servicer, to the extent not paid by the terminated servicer or master servicer

		Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	Trustee and securities administrator	All collections on the Mortgage Loans	Time to time

(1) Weighted average servicing fee. The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(2)

Weighted average lender paid mortgage insurance fee.  The lender paid mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(3) The master servicer pays Trustee Fees and ongoing custodial and safekeeping fees out of its compensation.
(4) See "The Securities Administrator, the Master Servicer and the Custodians" herein.
(5) See "The Trustee" herein.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates.  These terms are defined below and highlighted within the various definitions:

"Administration Fee" with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding Due Period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

"Administration Fee Rate" with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the rate at which the fee payable to the credit risk manager is calculated and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

"Allocated Realized Loss Amount" with respect to any class of Offered Certificates and any Distribution Date is an amount equal to the sum of any Allocated Realized Loss Amounts allocated to that class of Offered Certificates on all prior Distribution Dates minus the sum of all payments in respect of Realized Loss amounts distributed to that class of Offered Certificates on all previous Distribution Dates, as described below under "–Excess Spread and Overcollateralization Provisions" and "–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Certificate Interest Rate Swap Agreement".

"Bankruptcy Loss" will be any reduction of the amount of the monthly payment on the related Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor or the positive difference, if any, resulting from the outstanding principal balance on a Mortgage Loan being less than a bankruptcy court’s valuation of the related Mortgaged Property with respect to a Mortgage Loan in connection with a personal bankruptcy of a mortgagor.

"Certificate Principal Balance" with respect to a Senior Certificate or Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Senior Certificate or any class of Mezzanine Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided that the Certificate Principal Balance of each class of Offered Certificates to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans received by the related servicer or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances of such certificates and not previously reimbursed to such certificates as an Allocated Realized Loss Amount. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans (which includes the Subsequent Mortgage Loans identified and expected to be purchased by the trust during the Pre-Funding Period) over (ii) the then aggregate Certificate Principal Balance of the Senior Certificates, the Mezzanine Certificates and the Class P Certificates. The initial aggregate Certificate Principal Balance of the Class P Certificates is equal to $100.

"Class M-1 Principal Distribution Amount" The Class M-1 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.40% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-2 Principal Distribution Amount" The Class M-2 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-3 Principal Distribution Amount" The Class M-3 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-4 Principal Distribution Amount" The Class M-4 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.20% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-5 Principal Distribution Amount" The Class M-5 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-6 Principal Distribution Amount" The Class M-6 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.90% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-7 Principal Distribution Amount" The Class M-7 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.20%  and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Class M-8 Principal Distribution Amount" The Class M-8 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.30% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans (including amounts on deposit in the pre-funding account), calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

"Interest Accrual Period" for any Distribution Date and any class of Offered Certificates will be (i) with respect to the first Distribution Date, the period commencing on September 29, 2006 and ending on October 24, 2006 and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the Offered Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

"Interest Carry Forward Amount" with respect to any class of Offered Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed to such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

"Interest Distribution Amount" will be, with respect to any class of Offered Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), by such class’ allocable share, if any, of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer or the servicers, Relief Act Interest Shortfalls and such class’ allocable share of the interest portion of Realized Losses incurred on the Mortgage Loans.

"Interest Remittance Amount" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

all interest received by or on behalf of each servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed;

(2)

all Advances in respect of interest made by a servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Mortgage Loans by a servicer and/or the master servicer for that Distribution Date;

(4)

the interest portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor; and

(5)

the interest portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund;

minus the sum of the following amounts:

(1)

all scheduled payments of interest collected on the Mortgage Loans but due on a date after the related Due Date;

(2)

all interest paid by the mortgagors in connection with partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period;

(3)

all interest paid by the mortgagors in connection with prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period;

(4)

all amounts (other than Advances in respect of principal) reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreements; and

(5)

any fees payable to the servicers, the master servicer, the credit risk manager and any premiums payable in connection with any lender paid primary mortgage insurance policies for the related Due Period.

"Liquidated Loan" will be a Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

"Liquidation Proceeds" will be amounts received by the related servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

"Net Monthly Excess Cashflow" for any Distribution Date will be equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Senior Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment owed to either Swap Provider.

"Net Mortgage Rate" for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

"Net WAC Pass-Through Rate" for any Distribution Date and the Senior Certificates and Mezzanine Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Mortgage Loan and (ii) the sum of any Net Swap Payment and Swap Termination Payment owed to either Swap Provider, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period, subject to adjustment based on the actual number of days elapsed.

"Net WAC Rate Carryover Amount" with respect to any class of Senior Certificates or any class of Mezzanine Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Senior Certificates or Mezzanine Certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

"Overcollateralization Amount" with respect to any Distribution Date following the Closing Date will be an amount by which the aggregate outstanding principal balance of the Mortgage Loans (which includes any Subsequent Mortgage Loans which have been transferred to the trust prior to such Distribution Date) and the Remaining Pre-Funded Amount immediately following such Distribution Date exceeds the sum of the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates, the Class P Certificates and the Class R Certificates after taking into account all payments of principal on such Distribution Date.

"Overcollateralization Increase Amount" with respect to any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the Required Overcollateralization Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

"Overcollateralization Reduction Amount" for any Distribution Date will be the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of

•

the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over

•

the Required Overcollateralization Amount for such Distribution Date.

"Pass-Through Rate" with respect to each class of Senior Certificates (other than the Class A-1 Certificates) and Mezzanine Certificates and any Distribution Date will be the least of (i) One-Month LIBOR plus the applicable margin set forth on page S-5 of this prospectus supplement, (ii) the Net WAC Pass-Through Rate and (iii) 10.50% per annum and for the Class A-1 Certificates the lesser of (i) One-Month LIBOR plus the applicable margin set forth on page S-5 of this prospectus supplement and (ii) the Net WAC Pass-Through Rate; provided, however, that the margins applicable to the Class A-1, Class A-2 and Class A-3 Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will increase by 50% on the Distribution Date following the first possible optional termination date with respect to the Mortgage Loans; and provided, further, that in the event that the Class A-1 interest rate swap agreement is terminated early, the current margin for the Class A-1 Certificates will increase by 0.06% per annum on or before the first possible optional termination date and will increase by 0.12% per annum after the first possible optional termination date.

"Pre-Funded Amount" is the amount deposited in the pre-funding account on the Closing Date for the purchase of Subsequent Mortgage Loans, which amount is approximately $86,874,898.

"Pre-Funding Period" is the period from the Closing Date up to and including November 30, 2006, during which the trustee, on behalf of the trust, may purchase Subsequent Mortgage Loans for inclusion in the trust with amounts in the pre-funding account.

"Prepayment Interest Shortfall" for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part of the Mortgage Loans during the related Prepayment Period.

"Principal Distribution Amount" for any Distribution Date will be the sum of (i) the Principal Remittance Amount for such Distribution Date plus (ii) any Overcollateralization Increase Amount minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the servicers, the trustee, the custodians, the master servicer or the securities administrator prior to distributions being made on the Offered Certificates.  In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

"Principal Remittance Amount" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of each servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries and, with respect to the Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount);

(2)

all Advances in respect of principal made by a servicer and/or the master servicer with respect to Mortgage Loans for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan by the depositor or the sponsor; and

(4)

the principal portions of the total amount deposited in the Distribution Account in connection with the optional termination of the trust fund;

minus, the sum of the following amounts:

(1)

all scheduled payments of principal collected on the Mortgage Loans but due on a date after the related Due Date;

(2)

all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such partial principal prepayments;

(3)

all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

(4)

liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Mortgage Loans after the related Prepayment Period;

(5)

all Advances in respect of principal to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement; and

(6)

all other amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the applicable Custodial Agreement for the related Due Period to the extent not reimbursed from the Interest Remittance Amount for the related Due Period.

"Realized Loss" with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.  With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

"Relief Act Interest Shortfall" for any Distribution Date and Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

"Remaining Pre-Funded Amount" is an amount equal to the Pre-Funded Amount minus an amount equal to 100% of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans transferred to the trust during the Pre-Funding Period.

"Required Overcollateralization Amount" with respect to any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, 0.35% of the sum of the aggregate outstanding principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date and the amount on deposit in the pre-funding account on the Closing Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 0.70% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period), plus, during the Pre-Funding Period, the amount on deposit in the pre-funding account, and (ii) 0.35% of the sum of the aggregate outstanding principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date and the amount on deposit in the pre-funding account on the Closing Date.  If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

"Senior Interest Distribution Amount" for any Distribution Date will be equal to the Interest Distribution Amount for such Distribution Date for the Senior Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Senior Certificates.

"Senior Principal Distribution Amount" for any Distribution Date will be an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.70% on or after the Stepdown Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.35% and (ii) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date plus amounts on deposit in the pre-funding account as of the Closing Date.

"Stepdown Date" will be the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in October 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 12.30%.

"Subsequent Recoveries" with respect to any Distribution Date will be amounts received during the related Prepayment Period by a servicer specifically related to a defaulted Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

"Trigger Event" With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case as of the last day of the previous calendar month exceeds 40.00% of the Credit Enhancement Percentage with respect to the prior Distribution Date or (y) the aggregate amount of Realized Losses incurred since the applicable cut-off dates through the last day of the related Due Period divided by the amount by which the sum of the aggregate principal balance of the Mortgage Loans as of the Initial Cut-Off and the Pre-Funded Amount exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
October 2008 to September 2009	0.20%, plus 1/12th of 0.30% for each month thereafter
October 2009 to September 2010	0.50%, plus 1/12th of 0.35% for each month thereafter
October 2010 to September 2011	0.85%, plus 1/12th of 0.35% for each month thereafter
October 2011 to September 2012	1.20%, plus 1/12th of 0.20% for each month thereafter
October 2012 and thereafter	1.40%

The Interest Rate Cap Agreement, the Cap Provider and the Cap Account

The Senior Certificates, the Mezzanine Certificates and the Class CE Certificates will have the benefit of an interest rate Cap agreement. On or before the Closing Date, the Trustee will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with The Bank of New York (the "Cap Provider"). A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Cap Agreement documented by a Confirmation between the Trustee, on behalf of the Supplemental Interest Trust, and the Cap Provider. The Interest Rate Cap Agreement and any payments made by the Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Cap Provider is requested to provide financial information ("Required Cap Information") pursuant to Item 1115 of Regulation AB (a "Cap Disclosure Event"), the Cap Provider will be required to (1) provide the Required Cap Information within the time period required by the Interest Rate Cap Agreement, (2) obtain a substitute Cap Provider acceptable to the rating agencies that will assume the obligations of the Cap Provider under the Interest Rate Cap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Interest Rate Cap Agreement or (3) obtain a guaranty of the Cap Provider’s obligations under the Interest Rate Cap Agreement from an affiliate of the Cap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Interest Rate Cap Agreement.

Pursuant to the Interest Rate Cap Agreement, on the second business day prior to each Distribution Date, the Cap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates, the Mezzanine Certificates and the Class CE Certificates (the "Cap Provider Payment"), a floating amount (the "Cap Payment") equal to the product of (i) the excess, if any, of (x) the lesser of (a) one-month LIBOR (as determined pursuant to the Interest Rate Cap Agreement) and (b) the Cap Ceiling (as set forth on Annex III to this prospectus supplement), over (y) the Cap Strike Rate (as set forth on Annex III to this prospectus supplement), (ii) the product of (a) the Cap Notional Balance (as set forth on Annex III to this prospectus supplement) and (b) ten and (iii) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Cap Agreement will be deposited by the Securities Administrator in a reserve fund (the "Cap Account") and will be available for distributions to the Senior Certificates, the Mezzanine Certificates and the Class CE Certificates for payment of Interest Carry Forward Amounts, amounts necessary to maintain or restore the Required Overcollateralization Amount, Allocated Realized Loss Amounts and Net WAC Rate Carryforward Amounts.

The Interest Rate Cap Agreement will terminate immediately following the Distribution Date in September  2013.

If the Cap Provider’s short-term credit rating falls below A-1-1 from Standard & Poor’s, or if the Cap Provider’s short-term credit ratings are withdrawn or falls below F-1 from Fitch, or if the Cap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below P-1 by Moody’s as specified in the Interest Rate Cap Agreement, the Cap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Cap Agreement) to (1) post collateral securing its obligations under the Interest Rate Cap Agreement, (2) obtain a substitute Cap Provider acceptable to the Rating Agencies that will assume the obligations of the Cap Provider under the Interest Rate Cap Agreement, (3) obtain a guaranty or contingent agreement of the Cap Provider’s obligations under the Interest Rate Cap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Interest Rate Cap Agreement (such provisions, the "Downgrade Provisions"). If the Cap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-2 from Standard & Poor’s or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below P-2 by Moody’s, or the Cap Provider’s long-term credit ratings are withdrawn or fall below "BBB-" by Fitch, then as specified in the Interest Rate Cap Agreement, the Cap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Cap Agreement) to (1) obtain a substitute Cap Provider acceptable to the Rating Agencies that will assume the obligations of the Cap Provider under the Interest Rate Cap Agreement or (2) obtain a guaranty or contingent agreement of the Cap Provider’s obligations under the Interest Rate Cap Agreement from another person acceptable to the Rating Agencies, all as provided in the Downgrade Provisions.  In either case, the Cap Provider shall deliver collateral acceptable to Moody’s, Standard and Poor’s and Fitch until the Cap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described below in "—Excess Spread and Overcollateralization Provisions" in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Cap Account and distribute such amounts in the following order of priority:

first, concurrently, to each class of Senior Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

second, to the Mezzanine Certificates, in the order of their numerical class designations, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

third, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under "—Excess Spread and Overcollateralization Provisions";

fourth, to the Class A-3 Certificates, up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fifth, to the Mezzanine Certificates sequentially, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

sixth, concurrently, to each class of Senior Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

seventh, to the Mezzanine Certificates sequentially, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund; and

eighth, to the Class CE Certificates, any remaining amounts.

Cap Provider

Founded in 1784, The Bank of New York is headquartered in New York, NY and is the principal subsidiary of The Bank of New York Company, Inc.  The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services.  The Bank of New York Company, Inc.’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.

The Bank of New York has not participated in the preparation of this prospectus supplement and is not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

As of the date of this prospectus supplement, the senior unsecured debt of The Bank of New York is rated, "Aa2" (not on credit watch) by Moody’s, "AA-" (outlook stable) by S&P and "AA-" (outlook stable) by Fitch.

The ratings in the preceding paragraph are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, by the rating agency issuing the respective rating.  These ratings are opinions and information of the applicable rating agency. No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts

Certificate Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an interest rate swap agreement (the "Certificate Interest Rate Swap Agreement").  On or prior to the Closing Date, the trustee will enter into the Certificate Interest Rate Swap Agreement with The Bank of New York (the "Certificate Swap Provider").  The Supplemental Interest Trust will hold the Certificate Interest Rate Swap Agreement between the trustee, on behalf of the Supplemental Interest Trust, and the Certificate Swap Provider.  The Certificate Interest Rate Swap Agreement and any payments made by the Certificate Swap Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Certificate Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Certificate Swap Provider is requested to provide financial information ("Required Certificate Swap Information") pursuant to Item 1115 of Regulation AB (a "Certificate Swap Disclosure Event"), the Certificate Swap Provider will be required to (1) provide the Required Certificate Swap Information within the time period required by the Certificate Interest Rate Swap Agreement, (2) obtain a substitute Certificate Swap Provider acceptable to the rating agencies that will assume the obligations of the Certificate Swap Provider under the Certificate Interest Rate Swap Agreement, and which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Certificate Interest Rate Swap Agreement or (3) obtain a guaranty of the Certificate Swap Provider’s obligations under the Certificate Interest Rate Swap Agreement from an affiliate of the Certificate Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Certificate Interest Rate Swap Agreement.

Pursuant to the Certificate Interest Rate Swap Agreement, on each Distribution Date, commencing in November 2006 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of the Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in August 2011, (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Certificate Swap Account) will be obligated to pay to the Certificate Swap Provider an amount equal to the product of (a) 5.20% per annum, (b) 250, (c) the notional amount set forth in the Certificate Interest Rate Swap Agreement (and shown on Annex II to this prospectus supplement) and (d) a fraction, the numerator of which is 30 and the denominator of which is 360 (the "Securities Administrator Certificate Swap Payment"). The amount payable by the Certificate Swap Provider to the Supplemental Interest Trust for the benefit of the certificateholders will be a floating amount equal to the product of (w) one-month LIBOR (as calculated pursuant to the Certificate Interest Rate Swap Agreement), (x) 250, (y) the notional amount set forth in the Certificate Interest Rate Swap Agreement (and shown on Annex II to this prospectus supplement) and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 (the "Certificate Swap Provider Payment").

On each such Distribution Date, to the extent that the securities administrator Certificate Swap Payment exceeds the Certificate Swap Provider Payment (a "Net Securities Administrator Certificate Swap Payment"), the securities administrator will be required to deposit the Net Securities Administrator Certificate Swap Payment into the Certificate Swap Account and remit such Net Securities Administrator Certificate Swap Payment to the Certificate Swap Provider.  To the extent that the Certificate Swap Provider Payment exceeds the securities administrator Certificate Swap Payment, the Certificate Swap Provider will be required to deposit into the Certificate Swap Account the Net Certificate Swap Provider Payment for distribution to the Offered Certificates in accordance with the priority of payments described below.

The Certificate Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of each class of Offered Certificates has been reduced to zero or (b) immediately following the Distribution Date in August 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Certificate Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Certificate Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing under the Certificate Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Certificate Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Certificate Interest Rate Swap Agreement.

"Events of Default" include the following standard events of default under the ISDA Master Agreement:

•

"Failure to Pay or Deliver" (as amended in the Certificate Interest Rate Swap Agreement),

•

"Bankruptcy" (as amended in the Certificate Interest Rate Swap Agreement) and

•

"Merger without Assumption" (only with respect to the Certificate Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

"Termination Events" consist of the following standard events under the ISDA Master Agreement:

•

"Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Certificate Interest Rate Swap Agreement),

•

"Tax Event" (which generally relates to either party to the Certificate Interest Rate Swap Agreement receiving a payment under the Certificate Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

"Tax Event Upon Merger" (which generally relates to the Certificate Swap Provider’s receiving a payment under the Certificate Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Certificate Interest Rate Swap Agreement) including if the trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the master servicer exercises the option to purchase the Mortgage Loans. With respect to the Certificate Swap Provider, an Additional Termination Event will occur if the Certificate Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Event of Default under the Certificate Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Certificate Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Certificate Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Certificate Interest Rate Swap Agreement will constitute an "Early Termination".

Upon any Early Termination, the Supplemental Interest Trust or the Certificate Swap Provider may be liable to make a termination payment (the "Certificate Swap Termination Payment") to the other party (regardless of which of the parties has caused the termination). The Certificate Swap Termination Payment will be based on the value of the Certificate Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Certificate Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Certificate Swap Provider under the remaining scheduled term of the Certificate Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Certificate Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination of the Certificate Interest Rate Swap Agreement, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Certificate Swap Termination Payment from the Certificate Swap Provider, all or such portion of such Certificate Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Certificate Swap Termination Payment to the Certificate Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Certificate Swap Termination Payment amount owing to the Certificate Swap Provider.

A Certificate Swap Termination Payment that is triggered upon: (i) an Event of Default under the Certificate Interest Rate Swap Agreement with respect to which the Certificate Swap Provider is a Defaulting Party (as defined in the Certificate Interest Rate Swap Agreement), (ii) a Termination Event under the Certificate Interest Rate Swap Agreement with respect to which the Certificate Swap Provider is the sole Affected Party (as defined in the Certificate Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Certificate Interest Rate Swap Agreement with respect to which the Certificate Swap Provider is the sole Affected Party, will be a "Certificate Swap Provider Trigger Event".

If the Certificate Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Certificate Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below P-1 by Moody’s as specified in the Certificate Interest Rate Swap Agreement, the Certificate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Certificate Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Certificate Interest Rate Swap Agreement, (2) obtain a substitute Certificate Swap Provider acceptable to the rating agencies that will assume the obligations of the Certificate Swap Provider under the Certificate Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Certificate Swap Provider’s obligations under the Certificate Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates, all as provided in the Certificate Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions"). If the Certificate Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-2 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below P-2 by Moody’s, then as specified in the Certificate Interest Rate Swap Agreement, the Certificate Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Certificate Interest Rate Swap Agreement) to (1) obtain a substitute Certificates Swap Provider acceptable to the rating agencies that will assume the obligations of the Certificate Swap Provider under the Certificate Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Certificate Swap Provider’s obligations under the Certificate Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Certificate Swap Downgrade Provisions.  In either case, the Certificate Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Certificate Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date following the distribution of the Interest Remittance Amount and the Principal Distribution Amount, the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in "–Excess Spread and Overcollateralization Provisions" in this prospectus supplement, and withdrawals from the Cap Account, as described in "–The Cap Agreement, the Cap Provider and the Cap Account" in this prospectus supplement, the securities administrator will withdraw any amounts in the Certificate Swap Account to the extent required and distribute such amounts in the following order of priority:

(i)

first, to the Certificate Swap Provider, any Net Securities Administrator Certificate Swap Payment owed to the Certificate Swap Provider pursuant to the Certificate Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Certificate Swap Provider, any Certificate Swap Termination Payment owed to the Certificate Swap Provider not due to a Certificate Swap Provider Trigger Event pursuant to the Certificate Interest Rate Swap Agreement;

(iii)

third, concurrently, to the holders of the Senior Certificates, the related Senior Interest Distribution Amount remaining undistributed after distribution of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amount;

(iv)

fourth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(v)

fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount;

(vi)

sixth, to the holders of the Class A-3 Certificates, up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vii)

seventh, sequentially, to the holders of the Mezzanine Certificates, in the order of their numerical class designations, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed;

(viii)

eighth, concurrently, to the holders of the Senior Certificates, on a pro rata basis based on their respective Net WAC Rate Carryover Amounts, to the extent remaining undistributed;

(ix)

ninth, sequentially, to the holders of the Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed;

(x)

tenth, to the Certificate Swap Provider, an amount equal to any Certificate Swap Termination Payment owed to the Certificate Swap Provider due to a Certificate Swap Provider Trigger Event pursuant to the Certificate Interest Rate Swap Agreement; and

(xi)

eleventh, to the holders of the Class CE Certificates, any remaining amount.

In the event that the Supplemental Interest Trust receives a Certificate Swap Termination Payment, and a successor Certificate Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Certificate Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Certificate Interest Rate Swap Agreement or the appointment of a successor Certificate Swap Provider), will withdraw the amount of any Net Certificates Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Certificate Interest Rate Swap Agreement) and distribute such Net Certificate Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Certificate Swap Provider are limited to those specifically set forth in the Certificate Interest Rate Swap Agreement.

Certificate Swap Provider

Founded in 1784, The Bank of New York is headquartered in New York, NY and is the principal subsidiary of The Bank of New York Company, Inc.  The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services.  The Bank of New York Company, Inc.’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.

The Bank of New York has not participated in the preparation of this prospectus supplement and is not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

As of the date of this prospectus supplement, the senior unsecured debt of The Bank of New York is rated, "Aa2" (not on credit watch) by Moody’s, "AA-" (outlook stable) by S&P and "AA-" (outlook stable) by Fitch.

The ratings in the preceding paragraph are based on information obtained by the applicable rating agency from The Bank of New York and other sources, and may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, by the rating agency issuing the respective rating.  These ratings are opinions and information of the applicable rating agency. No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

Class A-1 Interest Rate Swap Agreement

In addition to the Certificate Interest Rate Swap Agreement, the Class A-1 Certificates will have the benefit of a second interest rate swap agreement (the "Class A-1 Interest Rate Swap Agreement").  On or prior to the Closing Date, the trustee will enter into the Class A-1 Interest Rate Swap Agreement with Deutsche Bank AG New York Branch (the "Class A-1 Swap Provider").  The Class A-1 Interest Rate Swap Agreement and any payments made by the Class A-1 Swap Provider will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

The significance percentage in respect of the Class A-1 Interest Rate Swap Agreement, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.  If the Class A-1 Swap Provider is requested to provide financial information ("Required Class A-1 Swap Information") pursuant to Item 1115 of Regulation AB (a "Class A-1 Swap Disclosure Event"), the Class A-1 Swap Provider will be required to (1) provide the Required Class A-1 Swap Information within the time period required by the Class A-1 Interest Rate Swap Agreement, (2) obtain a substitute Class A-1 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class A-1 Swap Provider under the Class A-1 Interest Rate Swap Agreement, which entity is able to comply with the requirements of Item 1115 of Regulation AB within the time period required by the Class A-1 Interest Rate Swap Agreement or (3) obtain a guaranty of the Class A-1 Swap Provider’s obligations under the Class A-1 Interest Rate Swap Agreement from an affiliate of the Class A-1 Swap Provider that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, all as provided in the Class A-1 Interest Rate Swap Agreement.

Pursuant to the Class A-1 Interest Rate Swap Agreement, on each Distribution Date, commencing in October 2006 and terminating on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero or (b) the Distribution Date in December 2036, (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Class A-1 Swap Account) will be obligated to pay to the Class A-1 Swap Provider an amount (the "Securities Administrator Class A-1 Swap Payment") equal to the product of:

(a)

the lesser of (1) the sum of (A) One-Month LIBOR plus 0.13%, for any Distribution Date on or prior to the first possible Optional Termination Date, or One-Month LIBOR plus 0.26% for any Distribution Date after the first possible Optional Termination Date and (B) a per annum rate not to exceed 0.06% for any Distribution Date on or prior to the first possible Optional Termination Date, or 0.12% for any Distribution Date after the first possible Optional Termination Date; and (2) the Net WAC Pass-Through Rate for the related Interest Accrual Period,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the related Distribution Date, and (2) the scheduled principal balance of the Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related Interest Accrual Period divided by 360.

The amount payable on each Distribution Date by the Class A-1 Swap Provider to the Supplemental Interest Trust will be an amount (the "Class A-1 Swap Provider Payment") equal to the product of:

(a)

One-Month LIBOR plus 0.13% for any Distribution Date on or prior to the first possible Optional Termination Date, or One-Month LIBOR plus 0.26% for any Distribution Date after the first possible Optional Termination Date,

(b)

a notional amount equal to the lesser of: (1) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the related Distribution Date, and (2) the scheduled principal balance of the Mortgage Loans as of the first day of the related Due Period, and

(c)

the actual number of days in the related interest accrual period divided by 360.

On each such Distribution Date, to the extent that the Securities Administrator Class A-1 Swap Payment exceeds the Class A-1 Swap Provider Payment (a "Net Securities Administrator Class A-1 Swap Payment"), the securities administrator will be required to deposit the Net Securities Administrator Class A-1 Swap Payment into the Class A-1 Swap Account and remit the Net Securities Administrator Class A-1 Swap Payment to the Class A-1 Swap Provider.  To the extent that the amount payable by the Class A-1 Swap Provider exceeds the amount payable by the securities administrator, the Class A-1 Swap Provider will be required to deposit into the Class A-1 Swap Account the amount of that excess reduced (but not below zero) by any amount received by the securities administrator on that Distribution Date with respect to the Certificate Interest Rate Swap Agreement and the Interest Rate Cap Agreement that is used to pay to the Class A-1 Certificates the Interest Distribution Amount, any Interest Carry Forward Amount and any Net WAC Carryover Amounts (the "Net Class A-1 Swap Provider Payment").

The Class A-1 Interest Rate Swap Agreement will terminate on the earlier of (a) the Distribution Date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero or (b) the Distribution Date in December 2036, unless terminated earlier upon the occurrence under the Class A-1 Interest Rate Swap of an Event of Default, an Early Termination Event or an Additional Termination Event (each as defined below).

The respective obligations of the Class A-1 Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Class A-1 Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Class A-1 Interest Rate Swap Agreement; and (2) no "Early Termination Date" (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation document of the Class A-1 Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Class A-1 Interest Rate Swap Agreement.

Upon the occurrence of any Event of Default under the Class A-1 Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Class A-1 Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Class A-1 Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Class A-1 Interest Rate Swap Agreement will constitute an Early Termination.

Upon any Early Termination, the Supplemental Interest Trust or the Class A-1 Swap Provider may be liable to make a termination payment (the "Class A-1 Swap Termination Payment") to the other party (regardless of which of the parties has caused the termination). The Class A-1 Swap Termination Payment will be based on the value of the Class A-1 Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Class A-1 Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Class A-1 Swap Provider under the remaining scheduled term of the Class A-1 Interest Rate Swap Agreement. In the event that the securities administrator is required to make a Class A-1 Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders, in accordance with the priorities set forth in this prospectus supplement.

Upon an Early Termination, the trustee on behalf of the Supplemental Interest Trust, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the securities administrator receives a Class A-1 Swap Termination Payment from the Class A-1 Swap Provider, all or such portion of such Class A-1 Swap Termination Payment will be applied as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Class A-1 Swap Termination Payment to the Class A-1 Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Class A-1 Swap Termination Payment amount owing to the Class A-1 Swap Provider.

A Class A-1 Swap Termination Payment that is triggered upon: (i) an Event of Default under the Class A-1 Interest Rate Swap Agreement with respect to which the Class A-1 Swap Provider is a Defaulting Party (as defined in the Class A-1 Interest Rate Swap Agreement), (ii) a Termination Event under the Class A-1 Interest Rate Swap Agreement with respect to which the Class A-1 Swap Provider is the sole Affected Party (as defined in the Class A-1 Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Class A-1 Interest Rate Swap Agreement with respect to which the Class A-1 Swap Provider is the sole Affected Party, will be a "Class A-1 Swap Provider Trigger Event."

If the Class A-1 Swap Provider’s short-term credit rating falls below A-1 from S&P, or if the Class A-1 Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, and either the long-term credit rating is withdrawn or falls below A2 by Moody’s or its short-term rating is withdrawn or falls below P-1 by Moody’s as specified in the Class A-1 Interest Rate Swap Agreement, the Class A-1 Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class A-1 Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Class A-1 Interest Rate Swap Agreement, (2) obtain a substitute Class A-1 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class A-1 Swap Provider under the Class A-1 Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Class A-1 Swap Provider’s obligations under the Class A-1 Interest Rate Swap Agreement from another person acceptable to the rating agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Class A-1 Certificates, all as provided in the Class A-1 Interest Rate Swap Agreement (such provisions, the "Class A-1 Swap Downgrade Provisions"). If the Class A-1 Swap Provider’s long-term credit ratings are withdrawn or fall below BBB- or its short-term unsecured and unsubordinated debt rating is withdrawn or is reduced below A-1 from S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below A3 by Moody’s or its short-term credit rating is reduced below P-2 by Moody’s, then as specified in the Class A-1 Interest Rate Swap Agreement, the Class A-1 Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Class A-1 Interest Rate Swap Agreement) to (1) obtain a substitute Class A-1 Swap Provider acceptable to the rating agencies that will assume the obligations of the Class A-1 Swap Provider under the Class A-1 Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Class A-1 Swap Provider’s obligations under the Class A-1 Interest Rate Swap Agreement from another person acceptable to the rating agencies, all as provided in the Class A-1 Swap Downgrade Provisions.  In either case, the Class A-1 Swap Provider shall deliver collateral acceptable to Moody’s and S&P until the Class A-1 Swap Provider has made such transfer or obtained a guaranty as set forth in (i) and (ii) above.

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in "–Excess Spread and Overcollateralization Provisions" in this prospectus supplement, and withdrawals from the Certificate Swap Account, as described in "–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Certificate Interest Rate Swap Agreement" in this prospectus supplement, and withdrawals from the Cap Account, as described in "–The Cap Agreements, the Cap Provider and the Cap Account" in this prospectus supplement, the securities administrator will withdraw any amounts in the Class A-1 Swap Account and distribute such amounts in the following order of priority:

(i)

first, to the Class A-1 Swap Provider, any Net Securities Administrator Class A-1 Swap Payment owed to the Class A-1 Swap Provider pursuant to the Class A-1 Interest Rate Swap Agreement for such Distribution Date;

(ii)

second, to the Class A-1 Swap Provider, any Class A-1 Swap Termination Payment owed to the Class A-1 Swap Provider not due to a Class A-1 Swap Provider Trigger Event pursuant to the Class A-1 Interest Rate Swap Agreement;

(iii)

third, to the holders of the Class A-1 Certificates, the related Senior Interest Distribution Amount remaining undistributed;

(iv)

fourth, to the holders of the Class A-1 Certificates, the related Net WAC Rate Carryover Amount remaining undistributed;

(v)

fifth, to the Class A-1 Swap Provider, an amount equal to any Class A-1 Swap Termination Payment owed to the Class A-1 Swap Provider due to a Class A-1 Swap Provider Trigger Event pursuant to the Class A-1 Interest Rate Swap Agreement; and

(vi)

sixth, to the Class CE Certificates, any remaining amounts.

In the event that the Supplemental Interest Trust receives a Class A-1 Swap Termination Payment, and a successor Class A-1 Swap Provider cannot be obtained or there is a delay in obtaining such successor, then such Class A-1 Swap Termination Payment will be deposited into a reserve account and the securities administrator, on each subsequent Distribution Date (until the termination date of the original Class A-1 Interest Rate Swap Agreement or the appointment of a successor Class A-1 Swap Provider), will withdraw the amount of any Net Class A-1 Swap Provider Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Class A-1 Interest Rate Swap Agreement) and distribute such Net Class A-1 Swap Provider Payment in accordance with the terms of the Pooling and Servicing Agreement.

The Class A-1 Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Class A-1 Swap Provider are limited to those specifically set forth in the Class A-1 Interest Rate Swap Agreement.

Class A-1 Swap Provider

Deutsche Bank Aktiengesellschaft ("Deutsche Bank" or the "Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks.  Its office is currently located at 60 Wall Street, New York, NY 10005-2858.  The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch.  The Branch is also examined by the Federal Reserve Bank of New York.

As of 30 June 2006, Deutsche Bank’s issued share capital amounted to Euro 1,329,684,136.96 consisting of 519,407,866 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in New York, Tokyo and Zurich. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges in Amsterdam, Brussels, London, Luxembourg, Paris and Vienna this decision was already completely implemented.

As of 30 June 2006, Deutsche Bank Group had total assets of EUR 1,058,293 million, total liabilities of EUR 1,029,229 million and total shareholders' equity of EUR 29,064 million on the basis of United States Generally Accepted Accounting Principles.

Deutsche Bank’s long-term senior debt has been assigned a rating of AA- (outlook positive) by Standard & Poor's, Aa3 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

Distributions to the Supplemental Interest Trust

On each Distribution Date, prior to making distributions to the holders of the Certificates, the securities administrator shall remit to the Supplemental Interest Trust an amount equal to any Net Securities Administrator Certificate Swap Payment, any Certificate Swap Termination Payment not due to a Certificate Swap Provider Trigger Event owed to the Certificate Swap Provider, any Net Securities Administrator Class A-1 Swap Payment and any Class A-1 Swap Termination Payment not due to a Class A-1 Swap Provider Trigger Event owed to the Class A-1 Swap Provider, for such Distribution Date.  Such distributions shall be made on each Distribution Date first, from the Interest Remittance Amount for such Distribution Date and then, to the extent remaining unpaid, from the Principal Distribution Amount for such Distribution Date.

Priority of Distributions

Commencing in October 2006, the securities administrator will make distributions to certificateholders on each Distribution Date from funds on deposit in the Distribution Account as set forth below.

Interest Distributions

Holders of the Offered Certificates will be entitled to receive interest distributions on each Distribution Date, following distributions made to the Supplemental Interest Trust on such Distribution Date, in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance at the then-applicable Pass-Through Rates, in the priorities set forth below.

On each Distribution Date, the Interest Remittance Amount remaining after distributions to the Supplemental Interest Trust on such Distribution Date as described above will be distributed in the following order of priority:

First, concurrently to the holders of Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date to the extent of the remaining Interest Remittance Amount, on a pro rata basis based on the entitlement of each such class; and

Second, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, sequentially, in that order, the related Interest Distribution Amount allocable to each such class to the extent of the remaining Interest Remittance Amount for such Distribution Date remaining after distributions of interest to the Senior Certificates and to any class of Mezzanine Certificates with a higher payment priority.

On any Distribution Date, any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest paid by the related servicer or the master servicer will, first, reduce the Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Overcollateralization Amount on the related Distribution Date, third, will be allocated to reduce the Interest Distribution Amount payable to the Class M-8 Certificates, fourth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-7 Certificates, fifth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-6 Certificates, sixth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-5 Certificates, seventh, will be allocated to reduce the Interest Distribution Amount payable to the Class M-4 Certificates, eighth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-3 Certificates, ninth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-2 Certificates, tenth, will be allocated to reduce the Interest Distribution Amount payable to the Class M-1 Certificates, eleventh, will be allocated to reduce the Interest Distribution Amount payable to the Class A-3 Certificates and, twelfth, will be allocated to reduce the Interest Distribution Amount payable to the remaining classes of Senior Certificates on a pro rata basis based on their respective Senior Interest Distribution Amounts before such reduction.  On any Distribution Date, any Relief Act Interest Shortfalls will be allocated to the certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and such amounts will be carried forward and paid to the Offered Certificates on future distribution dates to the extent of available funds. The Interest Carry Forward Amount with respect to the Senior Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under "–Excess Spread and Overcollateralization Provisions" and "–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts" in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of such class.

Principal Distributions

Holders of each class of Offered Certificates will be entitled to receive on each Distribution Date, to the extent of the Principal Distribution Amount for that Distribution Date following distributions made to the Supplemental Interest Trust on that Distribution Date, a distribution allocable to principal in the manner set forth below.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on their respective Certificate Principal Balances, until their respective Certificate Principal Balances have been reduced to zero; and

Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Principal Distribution Amount remaining after the distributions in clause First above, until their respective Certificate Principal Balances have reduced to zero.

(B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

First, the Senior Principal Distribution Amount for that Distribution Date will be distributed concurrently and on a pro rata basis based on Certificate Principal Balances, in an amount up to the Senior Principal Distribution Amount to the Class A-1, Class A-2 and Class A-3 Certificates, until their respective Certificate Principal Balances have been reduced to zero;

Second, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

Third, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero.

Fourth, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero.

Fifth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero.

Sixth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero.

Seventh, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero.

Eighth, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero.

Ninth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero.

Excess Spread and Overcollateralization Provisions

The weighted average of the Net Mortgage Rates for the Mortgage Loans less the amount, expressed as a per annum rate, of any net securities administrator swap payments payable to any swap provider and any Termination Payments payable to any swap provider not due to a swap provider trigger event is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates. As a result, interest collections on the Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates, the fees and expenses payable by the trust and the Supplemental Interest Trust. We refer to this excess interest as "Excess Spread".

On each Distribution Date, the Net Monthly Excess Cashflow will be distributed as follows:

(i)

First, to the holders of the classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under "–Principal Distributions" above;

(ii)

Second, concurrently, to the holders of the Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date remaining unpaid, on a pro rata basis based on the entitled of each such class;

(iii)

Third, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the related Interest Distribution Amount remaining unpaid and Interest Carry Forward Amount for each such class for such Distribution Date;

(iv)

Fourth, to the holders of the Class A-3 Certificates, the Allocated Realized Loss Amount for such class and such Distribution Date;

(v)

Fifth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the Allocated Realized Loss Amount for each such class and such Distribution Date;

(vi)

Sixth, to the reserve fund (the "Reserve Fund") established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

(vii)

Seventh, to the Supplemental Interest Trust, an amount equal to any swap termination payments resulting from swap provider trigger events owed to the swap providers pursuant to the applicable interest rate swap agreements; and

(viii)

Eighth, to the holders of the Class CE, Class P and Class R Certificates as provided in the Pooling and Servicing Agreement.

On each Distribution Date after distribution to the Supplemental Interest Trust of the amounts described under "–Distributions to the Supplemental Interest Trust," the required distributions of interest and principal to the Offered Certificates as described under "–Interest Distributions" and "–Principal Distributions" and the distribution of the Net Monthly Excess Cashflow as described above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Offered Certificates in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class; second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class.

On each distribution date, the securities administrator will withdraw from the distribution account all Prepayment Charges received during the related Prepayment Period and will distribute those amounts to the holders of the Class P Certificates, except such Prepayment Charges that are to be paid to the related servicer as more particularly set forth in the Pooling and Servicing Agreement.

Subordination and Allocation of Losses

Realized Losses on the Mortgage Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cash Flow for that Distribution Date, second, reduce the available cap payments from the cap provider and available net swap payments from the swap providers for that distribution date, and third, cause a reduction in the Overcollateralization Amount until it is reduced to zero.  To the extent that Realized Losses on a Distribution Date cause the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess Realized Losses will be allocated first, sequentially to the Mezzanine Certificates, beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority, until the Certificate Principal Balance of each such class has been reduced to zero and second, to the Class A-3 Certificates to reduce the Class A-3 Certificate Principal Balance to zero.  In addition, to the extent a servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Offered Certificates on any Distribution Date.

Once Realized Losses have been allocated to the Mezzanine Certificates and Class A-3 Certificates, such amounts with respect to these certificates will no longer accrue interest nor will such amounts be reinstated thereafter.  However, Allocated Realized Loss Amounts may be paid to holders of these certificates from Net Monthly Excess Cashflow and, from amounts received by the securities administrator under the Interest Rate Cap Agreement and the Certificate Interest Rate Swap Agreement, according to the priorities set forth in this prospectus supplement under "–Excess Spread and Overcollateralization Provisions" and "–The Interest Rate Swap Agreements, the Swap Providers and the Swap Accounts–The Certificate Interest Rate Swap Agreement".

Any allocation of a Realized Loss on a Mortgage Loan to a Mezzanine Certificate and a Class A-3 Certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate and Class A-3 Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and amounts on deposit in the Cap Account and the Certificate Swap Account.

In the event that a servicer receives a Subsequent Recovery with respect to any defaulted Mortgage Loan, such Subsequent Recovery will be distributed as part of the Available Distribution Amount in accordance with the priorities described under "Description of the Certificates" in this prospectus supplement.  In addition, the Certificate Principal Balance of each class of Mezzanine Certificates and the Class A-3 Certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, on a pro rata basis based on the related Allocated Realized Loss Amount with respect to the Senior Certificates, and in order of seniority with respect to the Mezzanine Certificates, by the amount of such Subsequent Recovery, but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under "Description of the Certificates–Excess Spread and Overcollateralization Provisions" in this prospectus supplement or from amounts on deposit in the Cap Account and the Certificate Swap Account.  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the certificates is the Distribution Date in December 2036, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Initial Mortgage Loan or Subsequent Mortgage Loan.

The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates.  No assurance can be given as to the actual payment experience with respect to the Mortgage Loans.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Certificates offered pursuant to this prospectus supplement, on the second business day preceding such Interest Accrual Period (each such date, an "Interest Determination Date"), the securities administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such S-134 other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the securities administrator, and "Reserve Interest Rate" shall be the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the securities administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the securities administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

SERVICING

General

The principal primary servicers of the Initial Mortgage Loans will be Countrywide Home Loans Servicing LP, GMAC Mortgage Corporation and GreenPoint Mortgage Funding, Inc. with respect to approximately 47.64%, 40.51% and 10.71%, respectively, of the Initial Mortgage Loans.  The remainder of the Mortgage Loans are serviced by other primary servicers, each of which is servicing less than 10.00% of the Initial Mortgage Loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Six Months Ended June 30,
	Ten Months
	Ended
	December 31,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 220,027
Average Loan Amount	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

__________

(1)

Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)

collecting, aggregating and remitting mortgage loan payments;

(b)

accounting for principal and interest;

(c)

holding escrow (impound) funds for payment of taxes and insurance;

(d)

making inspections as required of the mortgaged properties;

(e)

preparation of tax related information in connection with the mortgage loans;

(f)

supervision of delinquent mortgage loans;

(g)

loss mitigation efforts;

(h)

foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)

generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC Mortgage Corporation

GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682-1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

          Servicing Activities

GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

 As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period.  GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,420,904	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$194,872	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	4.57%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans……………………	69,793	69,488	53,119	34,041	36,225
Dollar Amount of Loans……….	$32,896	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	1.58%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans…………………….	179,721	181,679	191,844	191,023	230,085
Dollar Amount of Loans……….	$18,342	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	1.35%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans……………………	456,875	392,261	350,334	282,128	261,416
Dollar Amount of Loans……….	$17,226	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	32.16%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans……………………	2,127,293	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans……….	$263,336	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	5.38%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures

As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer pursuant to certain servicing agreements between the applicable servicer and DB Structured Products, Inc. (collectively, the "Servicing Agreements").  Among other things, the servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans.  In managing the liquidation of defaulted Mortgage Loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

With respect to each Mortgage Loan, the amount of the servicing fee that will be paid to the related servicer is a weighted average, for a period of one full month, equal to one-twelfth of the product of (a) approximately 0.305% and (b) the outstanding principal balance of such Mortgage Loan (the "Servicing Fee").  The Servicing Fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed; provided, however, that, with respect to certain of the GMAC Mortgage Loans, a portion of the Servicing Fee will be paid to GMAC pursuant to the terms of a side letter between GMAC and DB Structured Products, Inc.  As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing compensation in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Custodial Account and any escrow accounts established by such servicer.  In addition, with respect to certain GMAC Mortgage Loans, GMAC is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) received in respect of such GMAC Mortgage Loans.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement.  See "Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the applicable servicer.

The sponsor has the right to transfer the servicing of approximately 100% of the Mortgage Loans serviced by GMAC to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See "Risk Factors–The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates" in this prospectus supplement.  Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

In light of DB Structured Products, Inc.’s continued ownership of the servicing rights with respect to approximately 100% of the Mortgage Loans serviced by GMAC, GMAC and the sponsor will be parties to a side letter relating to the servicing of such Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to the sponsor and the sponsor may be obligated to reimburse GMAC for certain servicer payment obligations.  As a result of the side letter, GMAC’s net compensation for performing the servicing activities for the related Mortgage Loans will resemble that of a subservicer.  If GMAC and the sponsor agree to terminate the side letter or if the servicing with respect to such Mortgage Loans is transferred from GMAC to a qualified successor pursuant to the Pooling and Servicing Agreement, the Servicing Fee payable to GMAC or any successor servicer would not be in excess of the Servicing Fee due to GMAC as set forth above. Notwithstanding the existence of the side letter, GMAC has agreed to service and administer all of the Mortgage Loans serviced by GMAC in accordance with the terms of its Servicing Agreement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (the "Custodial Account") for the benefit of the certificateholders.  Each Custodial Account will be an eligible account (or similar term as defined in the related Servicing Agreement). Upon receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable servicer will deposit such amounts in the related Custodial Account.  Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator, if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the securities administrator if such investment is managed by the related servicer or the securities administrator.  All investment income on funds in the related Custodial Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance").

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable servicer out of any funds in the related Custodial Account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer or other successor servicer (which may be the master servicer) will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.  Under the Pooling and Servicing Agreement, the trustee is required to make, subject to its determination of recoverability and applicable law, any Advance that the master servicer is required to make, but fails to make.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts referred to herein as "Compensating Interest" in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to any servicer other than GMAC, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate Servicing Fee payable to the related servicer for the related Due Period, and (b) with respect to the Mortgage Loans serviced by GMAC, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate Servicing Fee payable to GMAC for the related Due Period as set forth in the related Servicing Agreement.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the aggregate master servicing compensation for such Distribution Date.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the assumed final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Initial Cut-Off Date, but not less than the Servicing Fee Rate. Further, the aggregate current principal balance of all Mortgage Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans as of the Initial Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Special Servicing Agreements

Upon any Mortgage Loan becoming ninety (90) days or more delinquent, the holder of the majority interest in the Class CE Certificates shall have the option to transfer servicing with respect to such delinquent Mortgage Loan to a special servicer. Immediately upon the transfer of servicing to the special servicer with respect to any Mortgage Loan, the special servicer shall service such Mortgage Loan in accordance with (i) all provisions of the Pooling and Servicing Agreement and (ii) any Special Servicing Agreement.  Upon the exercise of such option and with respect to Mortgage Loans that currently or subsequently become ninety (90) days or more delinquent, servicing on such Mortgage Loans will transfer to the special servicer, upon prior written notice to the master servicer, without any further action by the holder of the majority interest in the Class CE Certificates.  Any Special Servicing Agreement shall be acceptable to the master servicer, the trustee and the rating agencies and will not modify any material terms of the Pooling and Servicing Agreement.

Upon designation of the special servicer, the prior servicer of that Mortgage Loan will have no further rights or obligations with respect to that Mortgage Loan.  The Pooling and Servicing Agreement will provide that if the holder of the majority interest in the Class CE Certificates has not exercised such option, then the servicer may purchase from the trust fund within ninety days of a Mortgage Loan becoming ninety days delinquent that Mortgage Loan at a price equal to 100% of the outstanding principal balance plus accrued and unpaid interest, plus unreimbursed Advances and servicing advances, plus any unpaid Servicing Fees or master servicing fees.

Upon appointment of a special servicer, all provisions of the Pooling and Servicing Agreement shall be binding on the special servicer.  In addition, the special servicer will enter into a special Servicing Agreement with the holder of the majority interest in the Class CE Certificates, the master servicer and the trustee that must be acceptable to the rating agencies rating the Certificates.

Evidence as to Compliance

The Pooling and Servicing Agreement and each Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Initial Cut-off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the securities administrator and the trustee each year, on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth under "The Master Servicer and Securities Administrator" in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, N. A.

General

The information set forth in the following five paragraphs has been provided by the master servicer, the securities administrator and Wells Fargo Bank as a custodian.  None of the servicers, the trustee, the other custodian, the originators or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as securities administrator and master servicer under the Pooling and Servicing Agreement and as a Custodian under a custodial agreement (the "Wells Fargo Custodial agreement"), dated as of September 1, 2006, by and among the trustee, the servicers and Wells Fargo Bank as custodian.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs  and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the Pooling and Servicing Agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the related servicing agreement.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Custodian

Wells Fargo Bank is acting as a custodian of 92.22% of the initial mortgage loan files pursuant to the Wells Fargo Custodial Agreement.

In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Deutsche Bank National Trust Company

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company.  None of the servicers, the trustee, Wells Fargo Bank or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

Deutsche Bank National Trust Company ("DBNTC") will act as a custodian of mortgage loan files pursuant to a custodial agreement (the "DBNTC Custodial Agreement") dated as of September 1, 2006, by and among the trustee, various servicers and DBNTC.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC will remain liable for the duties and obligations required of it under DBNTC Custodial Agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.  Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 7.88% of the mortgage loan files will be held by DBNTC pursuant to the DBNTC Custodial Agreement.

The Distribution Account

Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will establish and maintain a separate account (the "Distribution Account") for the benefit of the certificateholders.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in eligible investments (at the direction and for the benefit of the master servicer) maturing no later than one Business Day prior to the related Distribution Date unless such eligible investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered an eligible investment:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(iv)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(v)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vi)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(vii)

interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(viii)

short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(ix)

such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such Distribution Date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under "Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement" and "–Rights Upon Events of Default under the Agreements" in the prospectus, the master servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Any successor to the master servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000.  See "Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement" and "–Rights Upon Events of Default under the Agreements" in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement and (a) will be required to have a net worth of not less than $25,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (b) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (c) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The custodians and any director, officer, employee or agent of the custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4 or at such other address as the trustee may designate from time to time.

As of June 30, 2006, HSBC Bank USA, National Association is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets included in the Mortgage Pool.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or its custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; and provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (i) is delivered to the trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee will have no duty under the Pooling and Servicing Agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee will be required to, at the direction of at least 51% of the Voting Rights, by notice in writing to the master servicer and to the depositor, with a copy to each rating agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the master servicer under the Pooling and Servicing Agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, please see "Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Duties of the Trustee" in the prospectus.

The master servicer will pay the trustee’s fee to the trustee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustee will be paid by the former trustee and reimbursed from the Distribution Accounts.  If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), as credit risk manager for the trust, will monitor the performance of the each of the servicers (except Countrywide Servicing), and make recommendations to the monitored servicers regarding certain delinquent and defaulted Mortgage loans and will report to the depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Manager Agreement to be entered into by the credit risk manager and the servicers (except Countrywide Servicing), and/or master servicer on or prior to the Closing Date.  The credit risk manager will rely upon mortgage loan data that is provided to it by the monitored servicers and/or master servicer in performing its advisory and monitoring functions.  The credit risk manager will be entitled to receive a "Credit Risk Manager’s Fee" until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.  Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the applicable cut-off date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements and the assignment; assumption and recognition agreements related to the Servicing Agreements; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund and any proceeds thereof, and (vii) the pre-funding account and the Capitalized Interest Account and any amounts on deposit in the pre-funding account and the Capitalized Interest Account, if any, from time to time and, with respect to Capitalized Interest Account, if any, any proceeds thereof.

The Interest Rate Cap Agreement and the right to any Cap Payment made by the Cap Provider and the Certificate Interest Rate Swap Agreement and the right to any Net Certificate Provider Swap Payments or Certificate Swap Termination Payments made by the Certificate Swap Provider thereunder, and the Class A-1 Interest Rate Swap Agreement and the right to any Net Class A-1 Swap Provider Swap Payments and Class A-1 Swap Termination Payments made by the Class A-1 Swap Provider thereunder are not assets of the trust, but instead are assets of the separate Supplemental Interest Trust.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

Assignment of the Mortgage Loans

The depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement, the ("Mortgage Loan Purchase Agreement"), to be dated as of September 29, 2006, between the sponsor and the depositor.  The Mortgage Loans were previously purchased by the sponsor either directly or indirectly from the originators.  See "Description of the Mortgage Pool–Underwriting Standards" in this prospectus supplement.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the Mortgage Loans, which the depositor will assign to the trustee for the benefit of the certificateholders.  If the sponsor breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the certificateholders therein, the sponsor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

In addition, the depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement, but its assignment of the Mortgage Loans to the trustee will be without recourse and the depositor’s obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement.  If the depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the certificateholders in the related Mortgage Loan, the depositor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Initial Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the applicable cut-off date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor.  Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the applicable cut-off date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed in blank.  If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the Closing Date, the trustee or the custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement.  If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or the related custodian, the sponsor will be required to either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor to the effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account no later than the day prior to the related Distribution Date. The obligation of the sponsor to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Senior Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.  The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in "Description of the Securities–Termination" in the prospectus. The master servicer, at the direction of Deutsche Bank Securities Inc., will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date (each such date, an "Optional Termination Date") following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Initial Mortgage Loans as of the Initial Cut-Off Date and the amount on deposit in the pre-funding account on the Closing Date.  In the event the master servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, the servicers, the master servicer, the custodians and the securities administrator as of the termination date and any swap Termination Payment payable to any swap provider not due to a Swap Provider Trigger Event pursuant to the applicable interest rate swap agreement (the "Termination Price").  In the event the master servicer exercises this option, the purchase price, will be distributed to certificateholders, to the extent of available funds, in accordance with the priorities set forth in "–Interest Distributions" and "–Principal Distributions" above.  In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See "Description of the Securities–Termination" in the prospectus.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders will surrender their Certificates to the securities administrator for payment of the final distribution and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and will specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the master servicer, the master servicer will deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the Distribution Date on which the final distribution on the Certificates is to be made, an amount in immediately available funds equal to the above-described Termination Price.  The securities administrator will remit to the servicers, the master servicer, the trustee, the custodians and the swap providers from such funds deposited in the Distribution Account (i) any amounts which the servicers would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the servicers, the master servicer, the trustee, the custodians and the swap providers from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions to certificateholders. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will promptly release or cause to be released to the master servicer the Mortgage Files for the remaining Mortgage Loans, and the trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the certificateholders on the final Distribution Date, the securities administrator will distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any holder or holders of Certificates being retired on such Distribution Date because of the failure of such holder or holders to tender their Certificates will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering holder or holders. If any Certificates as to which notice has been given are not surrendered for cancellation within six months after the time specified in such notice, the securities administrator will mail a second notice to the remaining non-tendering certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates have not been surrendered for cancellation, the securities administrator will, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders will be paid out of the assets remaining in the trust fund. If within one (1) year after the final notice any such Certificates have not been surrendered for cancellation, the securities administrator will pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the securities administrator will be held uninvested in an eligible account.

In the event that the master servicer purchases all the Mortgage Loans or upon the final payment on or other liquidation of the last Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i)

The securities administrator will specify the first day in the 90-day liquidation period in a statement attached to each trust REMIC’s final tax return pursuant to Treasury regulation Section 1.860F-1 and will satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii)

During such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the trustee will sell all of the assets of REMIC I to the master servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the securities administrator will distribute or credit, or cause to be distributed or credited, to the holders of the Residual Certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund will terminate at that time.

At the expense of the master servicer (or if the trust fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the trust fund), the master servicer will prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each trust REMIC.

By their acceptance of Certificates, the holders thereof hereby agree to authorize the securities administrator to specify the 90-day liquidation period for each trust REMIC, which authorization will be binding upon all successor certificateholders.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder and the depositor a statement generally setting forth, among other information:

(1)

the applicable Interest Accrual Periods and general Distribution Dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(4)

the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

(5)

the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

(6)

the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates, if any;

(7)

the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

(8)

the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(9)

the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

(10)

the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

(11)

the number and aggregate principal balance of any Mortgage Loans (A) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the "OTS" method (1) one scheduled payment, (2) two scheduled payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

(12)

the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(13)

with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(14)

whether the Stepdown Date has occurred or whether a Trigger Event is in effect;

(15)

the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

(16)

the cumulative Realized Losses through the end of the preceding month;

(17)

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans;

(18)

the amount of the Prepayment Charges remitted by the servicer;

(19)

the amount of any Cap Payment payable to the Supplement Interest Trust; and

(20)

the amount of any Net Certificate Swap Provider Payment or Net Class A-1 Swap Provider Payment payable to the supplemental interest trust, any related Net Certificate Securities Administrator Swap Payment or Net Class A-1 Securities Administrator Swap Payment payable to a Swap Provider, any Certificate Swap Termination Payment or Class A-1 Swap Termination Payment payable to the supplemental interest trust and any Certificate Swap Termination Payment or Class A-1 Swap Termination Payment payable to a swap provider.

On each Distribution Date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website, initially located at www.ctslink.com.  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such.  The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the certificateholders and the depositor and the securities administrator will provide timely and adequate notification to the certificateholders and the depositor regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of record of a Certificate during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See "Yield Considerations" in the prospectus.

The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments.  See "Risk Factors" in this prospectus supplement and "Yield Considerations" in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected.  As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments.  Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated.  There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates.  Investors should fully consider all of the associated risks.

The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month.  In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to any servicer other than GMAC, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to such servicer for the related Due Period and (b) with respect to GMAC, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to GMAC for the related Due Period.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the master servicer will be required to pay such amounts up to the compensation payable to the master servicer on such Distribution Date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the certificates as described under "Description of the Certificates–Interest Distributions".  In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under "Description of the Certificates –Interest Distributions".

Certificates

Because principal distributions are paid to certain classes of Certificates before other classes, holders of offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates–Principal Distributions" herein, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Senior Certificates. Thereafter, as further described herein, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Senior Certificates entitled to principal in the priorities described under "Description of the Certificates–Principal Distributions" in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption").  The Prepayment Assumption used in the prospectus supplement ("PPC") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  100% PPC assumes that (i) a per annum constant prepayment rate of 12.00% of the then outstanding principal balance of the Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.64% (precisely 18%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 30.00% per annum thereafter.  No representation is made that the Mortgage Loans will prepay in accordance with such prepayment model or any other rate.

PPC does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of PPC.  The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related certificates.

The depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors.  Factors not identified by the depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans.  In particular, the depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under "Description of the Mortgage Pool" and assuming, among other things, the following modeling assumptions (collectively, the "Modeling Assumptions").  All computational materials will be prepared on the basis of the following Modeling Assumptions:

•

scheduled payments on all Mortgage Loans (including the Initial Mortgage Loans and the Subsequent Mortgage Loans) are received on the first day of each month beginning in October 2006 and are computed prior to giving effect to any prepayments received in the prior month;

•

prepayments representing prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in September 2006 and include a full month’s interest thereon;

•

there are no defaults or delinquencies on the related Mortgage Loans;

•

optional termination of the REMIC does not occur;

•

the related Mortgage Loans prepay at the indicated constant percentages of PPC;

•

the date of issuance for the certificates is September 29, 2006;

•

cash distributions are received by the related certificateholders on the 25th day of each month when due beginning in October 2006;

•

the scheduled monthly payments for each related Mortgage Loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date;

•

the Certificate Principal Balances of the Class P Certificates is assumed to be zero;

•

One-Month LIBOR remains constant at 5.324380% per annum;

•

Six-Month LIBOR remains constant at 5.372000% per annum;

•

One-Year LIBOR remains constant at 5.309000% per annum;

•

One-Year CMT remains constant at 4.882000% per annum; and

•

the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

Assumed Loan Characteristics for the Mortgage Loans

Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Age (Months)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Index Type	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)	Step Up Fee Rate (%)(1)
1,321,910.00	356	356	4	6.4132285859	6.0292285859	LIBOR_1YR	2.2500000000	11.4132285859	2.2500000000	5.0000000000	2.0000000000	116	12	116	N/A
187,500.00	356	356	4	6.2500000000	5.8660000000	CMT_1YR	2.7500000000	11.2500000000	2.7500000000	5.0000000000	2.0000000000	116	12	116	N/A
1,279,986.33	356	356	4	6.4083587127	6.0243587127	LIBOR_6MO	2.2500000000	12.4083587127	2.2500000000	6.0000000000	2.0000000000	116	6	0	N/A
4,561,787.88	357	357	3	6.4823332743	6.1114174502	LIBOR_6MO	2.2500000000	12.3776598672	2.2500000000	5.8953265929	1.8953265929	117	6	117	0.0130841759
120,000.00	354	354	6	6.8750000000	6.4910000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	6.0000000000	2.0000000000	114	6	114	N/A
223,158.34	355	355	5	7.5000000000	7.1160000000	LIBOR_6MO	3.6250000000	13.5000000000	3.6250000000	3.0000000000	1.0000000000	19	6	0	N/A
4,527,386.43	356	356	4	6.5595194582	6.3005194582	LIBOR_6MO	2.5000000000	12.5595194582	2.5000000000	3.0000000000	1.0000000000	20	6	116	0.1250000000
282,546.87	356	356	4	6.5000000000	6.2410000000	LIBOR_6MO	2.5000000000	12.5000000000	2.5000000000	3.0000000000	1.0000000000	20	6	116	0.1250000000
386,400.00	356	356	4	6.4798136646	6.2208136646	LIBOR_6MO	2.5000000000	12.4798136646	2.5000000000	3.0000000000	1.0000000000	20	6	116	0.1250000000
1,652,180.98	357	357	3	6.8813174072	6.6223174072	LIBOR_6MO	2.5000000000	12.8813174072	2.5000000000	3.0000000000	1.0000000000	21	6	117	0.1250000000
247,099.90	356	356	4	6.5000000000	6.2410000000	LIBOR_6MO	2.5000000000	12.5000000000	2.5000000000	3.0000000000	1.0000000000	20	6	116	0.1250000000
510,881.10	357	357	3	7.6250000000	7.3660000000	LIBOR_1YR	2.2500000000	13.6250000000	2.2500000000	2.0000000000	2.0000000000	33	12	0	0.1250000000
3,344,825.00	357	357	3	7.4271878947	7.1681878947	LIBOR_1YR	2.2500000000	13.4271878947	2.2500000000	2.0000000000	2.0000000000	33	12	33	0.1250000000
294,800.00	355	355	5	6.5000000000	6.1160000000	CMT_1YR	2.7500000000	12.5000000000	2.7500000000	2.0000000000	2.0000000000	31	12	31	N/A
900,000.00	356	356	4	7.7500000000	7.4910000000	LIBOR_1YR	2.2500000000	13.7500000000	2.2500000000	2.0000000000	2.0000000000	32	12	32	0.1250000000
6,455,188.59	357	357	3	7.1753522946	6.8620270307	LIBOR_1YR	2.2500000000	12.7810278601	2.2500000000	2.0000000000	2.0000000000	33	12	117	0.0706747361
2,076,000.00	358	358	2	7.1028420039	6.8438420039	LIBOR_1YR	2.2500000000	13.1028420039	2.2500000000	2.0000000000	2.0000000000	34	12	118	0.1250000000
440,000.00	355	355	5	7.2500000000	6.8660000000	LIBOR_1YR	2.2500000000	13.2500000000	2.2500000000	2.0000000000	2.0000000000	31	12	115	N/A
3,020,000.00	359	359	1	7.5206953642	7.2616953642	LIBOR_1YR	2.2500000000	13.5206953642	2.2500000000	2.0000000000	2.0000000000	35	12	119	0.1250000000
1,138,400.00	359	359	1	7.0000000000	6.7410000000	LIBOR_1YR	2.2500000000	13.0000000000	2.2500000000	2.0000000000	2.0000000000	35	12	119	0.1250000000
1,769,684.58	356	356	4	7.0132031269	6.6808941972	LIBOR_6MO	3.3627957164	12.8595144283	3.3627957164	5.1254053420	1.4327827392	32	6	0	0.0516910703
269,662.66	357	357	3	6.5000000000	6.1160000000	LIBOR_6MO	5.0000000000	12.5000000000	5.0000000000	6.0000000000	2.0000000000	33	6	0	N/A
57,409.46	355	355	5	7.0000000000	6.7410000000	LIBOR_6MO	2.2500000000	13.0000000000	2.2500000000	5.0000000000	1.0000000000	31	6	0	0.1250000000
164,448.79	356	356	4	7.7500000000	7.4910000000	LIBOR_6MO	2.2500000000	13.7500000000	2.2500000000	5.0000000000	1.0000000000	32	6	0	0.1250000000
532,870.58	476	356	4	6.3750000000	6.1160000000	LIBOR_6MO	2.2500000000	12.3750000000	2.2500000000	5.0000000000	1.0000000000	32	6	0	0.1250000000
752,800.00	356	356	4	6.3977151966	6.0137151966	LIBOR_6MO	2.2954303932	12.3977151966	2.2954303932	2.0000000000	1.1817215728	32	6	32	N/A
637,500.00	355	355	5	6.3750000000	5.9910000000	LIBOR_6MO	5.0000000000	12.3750000000	5.0000000000	2.0000000000	2.0000000000	31	6	55	N/A
56,434,472.94	356	356	4	6.7093587393	6.4308228858	LIBOR_6MO	2.2572606331	12.7048933836	2.2572606331	5.1428907606	1.1518214721	32	6	116	0.1054641465
5,557,273.35	357	357	3	6.6669493795	6.4079493795	LIBOR_6MO	2.2500000000	12.6669493795	2.2500000000	5.0000000000	1.0000000000	33	6	117	0.1250000000
109,200.00	356	356	4	7.1250000000	6.8660000000	LIBOR_6MO	2.2500000000	13.1250000000	2.2500000000	5.0000000000	1.0000000000	32	6	116	0.1250000000
554,241.19	356	356	4	6.8750000000	6.6160000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	5.0000000000	1.0000000000	32	6	116	0.1250000000
151,200.00	356	356	4	6.6250000000	6.3660000000	LIBOR_6MO	2.2500000000	12.6250000000	2.2500000000	5.0000000000	1.0000000000	32	6	116	0.1250000000
306,850.00	356	356	4	6.8938813753	6.6348813753	LIBOR_6MO	2.2500000000	12.8938813753	2.2500000000	5.0000000000	1.0000000000	32	6	116	0.1250000000
1,382,548.60	356	356	4	6.8690826131	6.6100826131	LIBOR_6MO	2.2500000000	12.8690826131	2.2500000000	5.0000000000	1.0000000000	32	6	116	0.1250000000
6,992,451.76	356	356	4	6.5738286087	6.2924701243	LIBOR_6MO	2.7418866573	12.5738286087	2.7418866573	5.0621706098	1.1788678754	32	6	116	0.1026415156
11,112,227.41	356	356	4	6.6521465826	6.3915987381	LIBOR_6MO	2.2840525788	12.6521465826	2.2840525788	4.9628517322	1.0123827559	32	6	116	0.1234521555
845,900.00	356	356	4	6.3578289396	6.0988289396	LIBOR_6MO	2.2500000000	12.3578289396	2.2500000000	5.0000000000	1.0000000000	32	6	116	0.1250000000
1,777,441.80	358	358	2	7.7737006072	7.5147006072	LIBOR_6MO	2.6149341430	13.7737006072	2.6149341430	6.0000000000	2.0000000000	58	6	0	0.1250000000
21,781,884.14	357	357	3	6.6592954084	6.3198457565	LIBOR_1YR	2.2647134319	11.6592954084	2.2647134319	5.0000000000	2.0000000000	57	12	0	0.0552429090
795,733.95	354	354	6	6.5622947013	5.9963941734	CMT_1YR	3.0614735066	11.5622947013	3.0614735066	5.0000000000	2.0000000000	54	12	0	0.0622947013
2,313,865.00	359	359	1	6.3249876100	6.0659876100	LIBOR_1YR	2.2500000000	11.3249876100	2.2500000000	5.0000000000	2.0000000000	59	12	0	0.1250000000
195,146.71	354	354	6	6.7500000000	6.4910000000	CMT_1YR	2.7500000000	12.7500000000	2.7500000000	2.0000000000	2.0000000000	54	12	0	0.1250000000
2,616,351.61	358	358	2	7.1645318268	6.8734236673	LIBOR_1YR	2.2878633957	12.2877136800	2.2878633957	4.8808561209	2.0000000000	58	12	0	0.1250000000
183,837.66	358	358	2	6.6250000000	6.3660000000	CMT_1YR	2.7500000000	11.6250000000	2.7500000000	5.0000000000	2.0000000000	58	12	0	0.1250000000
2,176,833.21	358	358	2	6.8830035651	6.5701958951	LIBOR_1YR	2.3133031412	11.8830035651	2.3133031412	5.0000000000	2.0000000000	58	12	0	0.1250000000
124,044,478.05	357	357	3	6.7118486852	6.3957121891	LIBOR_1YR	2.2642366058	11.7196402452	2.2642366058	5.0077915601	2.0000000000	57	12	57	0.0777665647
1,303,246.70	356	356	4	6.3979235186	6.0139235186	CMT_1YR	2.7500000000	11.3979235186	2.7500000000	5.0000000000	2.0000000000	56	12	56	N/A
24,547,488.50	358	358	2	6.8334637981	6.5711657010	LIBOR_1YR	2.2535848881	11.8334637981	2.2535848881	5.0000000000	2.0000000000	58	12	58	0.1250000000
18,346,529.88	358	358	2	6.8994360687	6.6404360687	LIBOR_1YR	2.2500000000	11.8994360687	2.2500000000	5.0000000000	2.0000000000	58	12	58	0.1250000000
7,891,740.66	358	358	2	6.9476742820	6.6886742820	LIBOR_1YR	2.2500000000	11.9476742820	2.2500000000	5.0000000000	2.0000000000	58	12	58	0.1250000000
6,740,950.00	359	359	1	7.4041511211	7.1451511211	LIBOR_6MO	2.2500000000	13.1324905985	2.2500000000	5.7283394774	1.7283394774	59	6	119	0.1250000000
80,402,951.29	358	358	2	6.9982458047	6.7213835875	LIBOR_1YR	2.2665404374	12.0027468833	2.2745152691	5.0085276720	2.0000000000	58	12	118	0.1084842756
782,400.00	357	357	3	6.3750000000	5.9910000000	CMT_1YR	2.7500000000	11.3750000000	2.7500000000	5.0000000000	2.0000000000	57	12	117	N/A
893,200.00	359	359	1	6.8729287953	6.6139287953	LIBOR_6MO	2.2500000000	12.8729287953	2.2500000000	6.0000000000	2.0000000000	59	6	119	0.1250000000
34,124,340.42	359	359	1	6.7537126004	6.4947126004	LIBOR_1YR	2.2500000000	11.7537126004	2.2500000000	5.0000000000	2.0000000000	59	12	119	0.1250000000
2,580,110.24	355	355	5	6.8955708802	6.5115708802	LIBOR_1YR	2.2500000000	11.8955708802	2.2500000000	5.0000000000	2.0000000000	55	12	115	N/A
1,079,120.00	360	360	0	7.4397750019	7.1807750019	LIBOR_6MO	2.2500000000	13.4397750019	2.2500000000	6.0000000000	2.0000000000	60	6	120	0.1250000000
12,233,577.34	359	359	1	6.8421384244	6.5831384244	LIBOR_1YR	2.2500000000	11.8421384244	2.2500000000	5.0000000000	2.0000000000	59	12	119	0.1250000000
12,404,398.68	359	359	1	6.8721096414	6.6131096414	LIBOR_1YR	2.2500000000	11.8721096414	2.2500000000	5.0000000000	2.0000000000	59	12	119	0.1250000000
19,431,219.00	356	356	4	6.9669015902	6.5851794975	LIBOR_6MO	2.2924326575	12.4957543652	2.3596448131	5.4712423559	1.5096493020	56	6	0	0.0022779073
1,391,127.78	356	356	4	8.1413314886	7.7573314886	LIBOR_6MO	2.4673370228	13.2379257210	2.4673370228	5.0965942323	1.0965942323	56	6	0	N/A
274,727.50	357	357	3	7.9400234323	7.5560234323	LIBOR_6MO	2.2500000000	12.9400234323	2.2500000000	5.0000000000	1.0000000000	57	6	0	N/A
492,586.47	357	357	3	6.2500000000	5.8660000000	LIBOR_6MO	3.6250000000	12.2500000000	3.6250000000	6.0000000000	2.0000000000	57	6	0	N/A
2,310,868.44	357	357	3	7.1612731262	6.7772731262	LIBOR_6MO	3.3963362622	13.0913991614	3.3963362622	5.9301260352	1.9301260352	57	6	0	N/A
2,662,715.57	356	356	4	6.9586634210	6.5746634210	LIBOR_6MO	2.4285635538	12.8454691229	2.4285635538	5.8868057019	1.8868057019	56	6	0	N/A
73,822.71	357	357	3	8.0000000000	7.6160000000	LIBOR_6MO	5.3750000000	14.0000000000	5.3750000000	6.0000000000	2.0000000000	57	6	0	N/A
183,451.04	357	357	3	6.6250000000	6.2410000000	LIBOR_6MO	4.0000000000	12.6250000000	4.0000000000	6.0000000000	2.0000000000	57	6	0	N/A
8,525,336.01	355	355	5	6.8912902524	6.5072902524	LIBOR_6MO	2.2743486004	12.4771932589	2.3452900858	5.5859030065	1.5859030065	55	6	55	N/A
2,071,399.02	356	356	4	6.7141397967	6.3301397967	LIBOR_6MO	2.3224148262	12.7141397967	2.3224148262	6.0000000000	2.0000000000	56	6	56	N/A
15,799,276.88	355	355	5	6.7003865445	6.3163865445	LIBOR_6MO	2.2500000000	12.7003865445	2.2500000000	6.0000000000	2.0000000000	55	6	55	N/A
171,428,383.25	356	356	4	6.9238656625	6.5509247137	LIBOR_6MO	2.3442635076	12.4071698129	2.3442635076	5.4861079816	1.4887331989	56	6	116	0.0110590512
405,891.47	356	356	4	7.1250000000	6.7410000000	LIBOR_6MO	2.2500000000	12.1250000000	2.2500000000	5.0000000000	1.0000000000	56	6	116	N/A
2,701,973.91	356	356	4	7.2550221742	6.9387570950	LIBOR_6MO	2.2881942992	12.3314107727	2.2881942992	5.0763885984	1.0763885984	56	6	116	0.0677349208
2,598,999.88	357	357	3	7.8490934213	7.4879868429	LIBOR_6MO	2.3684109327	13.0859152868	2.3684109327	4.9998076183	1.2368218655	57	6	117	0.0228934216
4,668,246.71	356	356	4	6.9747429097	6.5907429097	LIBOR_6MO	2.8874841916	12.3288609743	2.8874841916	5.3541180646	1.3541180646	56	6	116	N/A
628,799.90	357	357	3	6.8206107579	6.4366107579	LIBOR_6MO	2.8972646147	12.8206107579	2.8972646147	6.0000000000	2.0000000000	57	6	117	N/A
78,210.00	356	356	4	6.8750000000	6.6160000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	5.0000000000	1.0000000000	56	6	116	0.1250000000
115,277.00	354	354	6	7.8750000000	7.4910000000	LIBOR_6MO	4.3750000000	13.8750000000	4.3750000000	6.0000000000	2.0000000000	54	6	114	N/A
27,551,720.93	357	357	3	6.9873343374	6.6155788864	LIBOR_6MO	2.8732309692	12.6558027756	2.8732309692	5.6858873138	1.6858873138	57	6	117	0.0122445490
15,307,337.56	357	357	3	7.1295599586	6.7714624584	LIBOR_6MO	2.7922767324	12.7486282337	2.7922767324	5.6190682751	1.6190682751	57	6	117	0.0259024998
305,550.00	356	356	4	6.6256136475	6.3666136475	LIBOR_6MO	2.2500000000	11.6256136475	2.2500000000	5.0000000000	1.0000000000	56	6	116	0.1250000000
1,585,291.00	357	357	3	6.8921319532	6.5081319532	LIBOR_6MO	3.3937332278	12.8051504400	3.3937332278	5.9130184868	1.9130184868	57	6	117	N/A
1,469,899.99	357	357	3	6.5744778553	6.1904778553	LIBOR_6MO	3.9494778553	12.5744778553	3.9494778553	6.0000000000	2.0000000000	57	6	117	N/A
4,254,573.84	355	355	5	6.9400167459	6.5162079926	LIBOR_1YR	2.4132146931	11.9400167459	2.4132146931	5.0000000000	2.0000000000	79	12	0	0.0929037017
422,997.82	357	357	3	6.3979289746	6.1389289746	CMT_1YR	2.7500000000	11.3979289746	2.7500000000	5.0000000000	2.0000000000	81	12	0	0.1250000000
1,703,844.61	357	357	3	7.1200120246	6.8215376671	LIBOR_1YR	2.2965499499	12.1200120246	2.2965499499	5.0000000000	2.0000000000	81	12	0	0.1250000000
966,775.91	356	356	4	7.0261649310	6.6421649310	LIBOR_1YR	2.2500000000	12.0261649310	2.2500000000	5.0000000000	2.0000000000	80	12	0	N/A
657,767.09	356	356	4	6.6659641314	6.4069641314	LIBOR_1YR	2.2500000000	11.6659641314	2.2500000000	5.0000000000	2.0000000000	80	12	0	0.1250000000
69,931.81	354	354	6	8.5000000000	8.1160000000	LIBOR_6MO	4.7500000000	14.5000000000	8.5000000000	6.0000000000	2.0000000000	78	6	0	N/A
159,375.58	358	358	2	7.2500000000	6.9910000000	LIBOR_1YR	2.2500000000	12.2500000000	2.2500000000	5.0000000000	2.0000000000	82	12	0	0.1250000000
324,997.66	356	356	4	7.6916657954	7.4326657954	CMT_1YR	2.7500000000	12.6916657954	2.7500000000	5.0000000000	2.0000000000	80	12	0	0.1250000000
583,600.00	356	356	4	6.5000000000	6.1160000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	80	12	56	N/A
19,869,421.56	358	358	2	6.9661056899	6.6893599292	LIBOR_1YR	2.2697432773	11.9661056899	2.2697432773	5.0000000000	2.0000000000	82	12	82	0.1238424424
14,822,007.00	358	358	2	6.8514349811	6.5795760613	LIBOR_1YR	2.2655807172	11.8514349811	2.2655807172	5.0000000000	2.0000000000	82	12	82	0.1250000000
3,623,962.65	357	357	3	7.0014040242	6.7052556005	LIBOR_1YR	2.3002005726	12.0014040242	2.3002005726	5.0000000000	2.0000000000	81	12	81	0.1250000000
1,277,240.00	358	358	2	7.1485233785	6.8383661958	LIBOR_1YR	2.3275108828	12.1485233785	2.3275108828	5.0000000000	2.0000000000	82	12	82	0.1250000000
36,788,117.95	357	357	3	6.7934045461	6.4640693233	LIBOR_1YR	2.2528677738	11.7934045461	2.2528677738	5.0000000000	2.0000000000	81	12	117	0.0565001524
915,833.51	357	357	3	6.5000000000	6.1160000000	CMT_1YR	2.7500000000	11.5000000000	2.7500000000	5.0000000000	2.0000000000	81	12	117	N/A
6,585,813.25	358	358	2	6.6575493875	6.3985493875	LIBOR_1YR	2.2500000000	11.6575493875	2.2500000000	5.0000000000	2.0000000000	82	12	118	0.1250000000
10,499,630.29	356	356	4	6.6979714778	6.3139714778	LIBOR_1YR	2.2500000000	11.6979714778	2.2500000000	5.0000000000	2.0000000000	80	12	116	N/A
3,512,106.61	358	358	2	6.7678463126	6.5088463126	LIBOR_1YR	2.2500000000	11.7678463126	2.2500000000	5.0000000000	2.0000000000	82	12	118	0.1250000000
1,514,712.00	358	358	2	7.3362130887	7.0772130887	LIBOR_1YR	2.2500000000	12.3362130887	2.2500000000	5.0000000000	2.0000000000	82	12	118	0.1250000000
332,408.88	476	356	4	6.9218761958	6.6628761958	LIBOR_6MO	2.2500000000	11.9218761958	2.2500000000	5.0000000000	1.0000000000	80	6	0	0.1250000000
345,973.01	476	356	4	6.7500000000	6.4910000000	LIBOR_6MO	2.2500000000	11.7500000000	2.2500000000	5.0000000000	1.0000000000	80	6	0	0.1250000000
11,916,963.34	355	355	5	6.4904450173	6.1343180782	LIBOR_6MO	2.2500000000	11.5847643475	2.2500000000	5.0943193302	1.0943193302	79	6	115	0.0278730609
243,295.94	356	356	4	6.8750000000	6.6160000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	5.0000000000	1.0000000000	80	6	116	0.1250000000
162,000.00	356	356	4	6.7500000000	6.4910000000	LIBOR_6MO	2.2500000000	11.7500000000	2.2500000000	5.0000000000	1.0000000000	80	6	116	0.1250000000
148,000.00	356	356	4	6.8750000000	6.6160000000	LIBOR_6MO	2.2500000000	11.8750000000	2.2500000000	5.0000000000	1.0000000000	80	6	116	0.1250000000
1,626,930.65	355	355	5	7.4387343923	7.0547343923	LIBOR_1MO	2.0637343923	12.0000000000	2.0637343923	N/A	N/A	1	1	115	N/A
624,320.00	358	358	2	6.7165075602	6.3325075602	LIBOR_1MO	1.3415075602	12.0000000000	1.3415075602	N/A	N/A	1	1	118	N/A
580,000.00	358	358	2	7.3750000000	6.9910000000	LIBOR_1MO	2.0000000000	12.0000000000	2.0000000000	N/A	N/A	1	1	118	N/A
2,526,194.63	357	357	3	5.4820076096	5.0980076096	LIBOR_6MO	2.0000000000	11.3990224538	2.0000000000	1.0000000000	1.0000000000	3	6	0	N/A
1,129,198.36	357	357	3	6.2117794167	5.8277794167	LIBOR_6MO	1.9697740916	12.1041353000	1.9697740916	1.0000000000	1.0000000000	5	6	0	N/A
1,071,366.38	347	347	13	7.8077925126	7.4237925126	LIBOR_6MO	2.8693510151	12.5540265227	2.8693510151	N/A	N/A	2	6	107	N/A
12,274,538.06	358	358	2	5.1988714432	4.8148714432	LIBOR_1YR	2.2570042157	10.8379669232	2.2570042157	2.0000000000	2.0000000000	10	12	0	N/A
976,300.55	359	359	1	5.9813315979	5.5973315979	CMT_1YR	2.8750000000	11.8031657989	2.8750000000	2.0000000000	2.0000000000	11	12	0	N/A
656,250.00	356	356	4	6.5000000000	6.1160000000	LIBOR_1YR	2.2500000000	12.5000000000	2.2500000000	2.0000000000	2.0000000000	8	12	8	N/A
2,137,500.00	358	358	2	7.7500000000	7.4910000000	LIBOR_1YR	2.2500000000	13.7500000000	2.2500000000	2.0000000000	2.0000000000	34	12	34	0.1250000000
130,000.00	356	356	4	7.3750000000	7.1160000000	LIBOR_1YR	2.2500000000	13.3750000000	2.2500000000	2.0000000000	2.0000000000	32	12	32	0.1250000000
467,961.00	359	359	1	6.5000000000	6.2410000000	LIBOR_1YR	2.2500000000	12.5000000000	2.2500000000	2.0000000000	2.0000000000	35	12	119	0.1250000000
90,723.31	355	355	5	6.7500000000	6.3660000000	LIBOR_6MO	5.0000000000	12.7500000000	5.0000000000	2.0000000000	2.0000000000	31	6	0	N/A
239,999.99	355	355	5	6.6250000000	6.2410000000	LIBOR_6MO	5.0000000000	12.6250000000	5.0000000000	2.0000000000	2.0000000000	31	6	55	N/A
288,000.00	356	356	4	7.0659722222	6.6819722222	LIBOR_6MO	4.0451388889	12.7187500000	4.0451388889	4.9583333333	1.6527777778	32	6	116	N/A
771,875.00	356	356	4	6.8123157895	6.4910000000	LIBOR_6MO	3.6209473684	12.8123157895	3.6209473684	3.5044210526	1.4985263158	32	6	116	0.0626842105
4,661,977.11	358	358	2	6.8924793640	6.6077987356	LIBOR_1YR	2.2794501146	11.9261366378	2.2794501146	4.8990281786	2.0000000000	58	12	0	0.1201868814
365,817.28	357	357	3	6.6701694901	6.0274491530	LIBOR_1YR	2.7665466076	11.6701694901	2.7665466076	5.0000000000	2.0000000000	57	12	0	0.1250000000
531,651.99	358	358	2	8.1250000000	7.8660000000	LIBOR_1YR	2.2500000000	13.1250000000	2.2500000000	5.0000000000	2.0000000000	58	12	0	0.1250000000
663,442.16	358	358	2	6.8750000000	6.6160000000	LIBOR_1YR	2.2500000000	11.8750000000	2.2500000000	5.0000000000	2.0000000000	58	12	0	0.1250000000
202,150.73	355	355	5	6.4335291542	5.8338241990	LIBOR_1YR	2.8591166168	11.4335291542	2.8591166168	5.0000000000	2.0000000000	55	12	0	0.1250000000
25,050,816.93	358	358	2	6.7230267075	6.4421244278	LIBOR_1YR	2.2947551572	11.7831510142	2.3240396313	4.8784909886	2.0000000000	58	12	58	0.1221318301
4,793,771.25	358	358	2	6.8280602863	6.5690602863	LIBOR_1YR	2.2500000000	11.8280602863	2.2500000000	5.0000000000	2.0000000000	58	12	58	0.1250000000
400,000.00	356	356	4	6.8750000000	6.6160000000	LIBOR_1YR	2.2500000000	11.8750000000	2.2500000000	5.0000000000	2.0000000000	56	12	56	0.1250000000
4,847,730.12	358	358	2	6.9462802552	6.6511728409	LIBOR_1YR	2.3045152047	11.9462802552	2.3045152047	5.0000000000	2.0000000000	58	12	58	0.1250000000
1,440,540.00	358	358	2	7.3291309162	7.0701309162	LIBOR_1YR	2.2500000000	12.3291309162	2.2500000000	5.0000000000	2.0000000000	58	12	58	0.1250000000
1,000,000.00	359	359	1	6.8750000000	6.6160000000	LIBOR_6MO	2.2500000000	12.8750000000	2.2500000000	6.0000000000	2.0000000000	59	6	119	0.1250000000
22,092,663.69	358	358	2	6.7441762480	6.4394319858	LIBOR_1YR	2.3397203944	11.7610133305	2.3397203944	4.9494887527	2.0000000000	58	12	118	0.1232573401
10,898,435.56	359	359	1	6.7425171455	6.4694054871	LIBOR_1YR	2.2743584273	11.7425171455	2.2743584273	5.0000000000	2.0000000000	59	12	119	0.1250000000
510,400.00	359	359	1	8.7500000000	8.4910000000	LIBOR_6MO	2.2500000000	13.7500000000	2.2500000000	5.0000000000	1.0000000000	59	6	119	0.1250000000
2,658,920.34	358	358	2	6.8823403374	6.6233403374	LIBOR_1YR	2.2500000000	11.8823403374	2.2500000000	5.0000000000	2.0000000000	58	12	118	0.1250000000
500,000.00	360	360	0	7.0000000000	6.7410000000	LIBOR_6MO	2.2500000000	13.0000000000	2.2500000000	6.0000000000	2.0000000000	60	6	120	0.1250000000
3,223,300.00	358	358	2	7.0954844414	6.8007573915	LIBOR_1YR	2.3038985667	12.0954844414	2.3038985667	5.0000000000	2.0000000000	58	12	118	0.1250000000
2,450,374.60	357	357	3	7.8389567579	7.4549567579	LIBOR_6MO	3.5954386015	13.4944628017	3.5954386015	5.6555060439	1.6555060439	57	6	0	N/A
127,583.62	357	357	3	7.0000000000	6.6160000000	LIBOR_6MO	2.7500000000	13.0000000000	2.7500000000	6.0000000000	2.0000000000	57	6	0	N/A
307,609.40	357	357	3	7.8750000000	7.4910000000	LIBOR_6MO	5.0000000000	13.8750000000	5.0000000000	6.0000000000	2.0000000000	57	6	0	N/A
1,124,993.76	355	355	5	7.2500000000	6.8660000000	LIBOR_6MO	2.2500000000	13.2500000000	2.2500000000	6.0000000000	2.0000000000	55	6	55	N/A
607,250.00	355	355	5	7.2336867023	6.8496867023	LIBOR_6MO	2.2500000000	13.2336867023	2.2500000000	6.0000000000	2.0000000000	55	6	55	N/A
12,191,683.73	357	357	3	7.3940433125	7.0100433125	LIBOR_6MO	3.1151896991	12.8492142112	3.1151896991	5.4930646802	1.4896197910	57	6	117	N/A
679,399.39	357	357	3	7.2445911473	6.8605911473	LIBOR_6MO	3.6657725399	12.8407059009	3.6657725399	5.5961147537	1.5961147537	57	6	117	N/A
264,000.00	357	357	3	6.6250000000	6.2410000000	LIBOR_6MO	3.0000000000	12.6250000000	3.0000000000	6.0000000000	2.0000000000	57	6	117	N/A
2,754,281.79	357	357	3	7.1519610222	6.7679610222	LIBOR_6MO	3.0402843866	13.0259027513	3.0402843866	5.8739417291	1.8739417291	57	6	117	N/A
2,136,639.46	357	357	3	7.3091091922	6.9251091922	LIBOR_6MO	2.4988813578	13.3091091922	2.4988813578	6.0000000000	2.0000000000	57	6	117	N/A
240,000.00	355	355	5	8.5000000000	8.1160000000	LIBOR_6MO	2.7500000000	14.5000000000	2.7500000000	6.0000000000	2.0000000000	55	6	115	N/A
694,512.88	357	357	3	7.2697127122	6.8857127122	LIBOR_6MO	4.2762530516	13.2697127122	4.2762530516	6.0000000000	2.0000000000	57	6	117	N/A
157,600.00	357	357	3	6.8750000000	6.4910000000	LIBOR_6MO	3.2500000000	12.8750000000	3.2500000000	6.0000000000	2.0000000000	57	6	117	N/A
992,795.15	357	357	3	6.8647200281	6.5896723923	LIBOR_1YR	2.2500000000	11.8647200281	2.2500000000	5.0000000000	2.0000000000	81	12	0	0.1089523642
851,396.23	357	357	3	6.8546280781	6.4643152096	LIBOR_1YR	2.4667901131	11.8546280781	2.4667901131	5.0000000000	2.0000000000	81	12	0	0.1250000000
460,422.27	357	357	3	6.6927275640	6.3217513249	LIBOR_1YR	2.4080309826	11.6927275640	2.4080309826	5.0000000000	2.0000000000	81	12	0	0.1250000000
77,542.41	358	358	2	7.5000000000	7.2410000000	LIBOR_1YR	2.2500000000	12.5000000000	2.2500000000	5.0000000000	2.0000000000	82	12	0	0.1250000000
134,786.66	358	358	2	6.8750000000	6.6160000000	CMT_1YR	2.7500000000	11.8750000000	2.7500000000	5.0000000000	2.0000000000	82	12	0	0.1250000000
892,869.67	358	358	2	6.5640813471	6.3050813471	LIBOR_1YR	2.2500000000	11.5640813471	2.2500000000	5.0000000000	2.0000000000	82	12	82	0.1250000000
225,600.00	356	356	4	6.5000000000	6.1160000000	CMT_1YR	2.7500000000	11.5000000000	2.7500000000	5.0000000000	2.0000000000	80	12	80	N/A
1,538,172.00	358	358	2	6.7884657893	6.5294657893	LIBOR_1YR	2.2500000000	11.7884657893	2.2500000000	5.0000000000	2.0000000000	82	12	82	0.1250000000
447,200.00	358	358	2	6.8792486583	6.6202486583	LIBOR_1YR	2.2500000000	11.8792486583	2.2500000000	5.0000000000	2.0000000000	82	12	82	0.1250000000
251,150.00	358	358	2	7.4251941071	7.1661941071	LIBOR_1YR	2.2500000000	12.4251941071	2.2500000000	5.0000000000	2.0000000000	82	12	82	0.1250000000
3,842,292.00	357	357	3	6.7933004571	6.4909929729	LIBOR_1YR	2.2500000000	11.7933004571	2.2500000000	5.0000000000	2.0000000000	81	12	117	0.0816925158
465,000.00	358	358	2	6.5000000000	6.2410000000	LIBOR_1YR	2.2500000000	11.5000000000	2.2500000000	5.0000000000	2.0000000000	82	12	118	0.1250000000
189,000.00	356	356	4	7.3750000000	6.9910000000	LIBOR_1YR	2.2500000000	12.3750000000	2.2500000000	5.0000000000	2.0000000000	80	12	116	N/A
222,590.00	357	357	3	6.5909182802	6.3319182802	LIBOR_1YR	2.2500000000	11.5909182802	2.2500000000	5.0000000000	2.0000000000	81	12	117	0.1250000000
499,000.00	358	358	2	6.6495490982	6.2788857715	LIBOR_1YR	2.4493987976	11.6495490982	2.4493987976	5.0000000000	2.0000000000	82	12	118	0.1250000000
182,000.00	354	354	6	6.2500000000	5.8660000000	LIBOR_6MO	2.2500000000	11.2500000000	2.2500000000	5.0000000000	1.0000000000	78	6	114	N/A
200,988.72	346	346	14	6.3750000000	5.9910000000	LIBOR_1MO	1.0000000000	12.0000000000	1.0000000000	N/A	N/A	1	1	106	N/A
280,000.00	351	351	9	7.1250000000	6.7410000000	LIBOR_1MO	1.7500000000	12.0000000000	1.7500000000	N/A	N/A	1	1	111	N/A
846,272.69	359	359	1	5.5000000000	5.1160000000	LIBOR_6MO	2.2223795973	11.5000000000	2.2223795973	1.0000000000	1.0000000000	5	6	0	N/A
497,715.43	358	358	2	4.7677360836	4.3837360836	LIBOR_1YR	2.2500000000	10.7677360836	2.2500000000	2.0000000000	2.0000000000	10	12	0	N/A
2,850,000.00	358	358	2	7.6907894737	7.4317894737	LIBOR_1YR	2.2500000000	13.6907894737	2.2500000000	2.0000000000	2.0000000000	34	12	34	0.1250000000
2,390,000.00	358	358	2	7.5711297071	7.3121297071	LIBOR_1YR	2.2500000000	13.5711297071	2.2500000000	2.0000000000	2.0000000000	34	12	118	0.1250000000
484,474.15	359	359	1	6.8750000000	6.6160000000	LIBOR_1YR	2.2500000000	11.8750000000	2.2500000000	5.0000000000	2.0000000000	59	12	0	0.1250000000
423,900.00	357	357	3	6.8750000000	6.6160000000	LIBOR_1YR	2.2500000000	11.8750000000	2.2500000000	5.0000000000	2.0000000000	57	12	57	0.1250000000
1,420,200.00	357	357	3	7.8572208140	7.5982208140	LIBOR_6MO	2.2500000000	12.8572208140	2.2500000000	5.0000000000	1.2958738206	57	6	117	0.1250000000
6,700,250.00	359	359	1	6.9475532629	6.6885532629	LIBOR_1YR	2.2500000000	11.9475532629	2.2500000000	5.0000000000	2.0000000000	59	12	119	0.1250000000
2,000,000.00	360	360	0	7.7500000000	7.4910000000	LIBOR_1YR	2.2500000000	12.7500000000	2.2500000000	5.0000000000	2.0000000000	60	12	120	0.1250000000
1,000,000.00	344	344	16	7.1250000000	6.7410000000	LIBOR_1MO	1.7500000000	12.0000000000	1.7500000000	N/A	N/A	1	1	104	N/A
202,500.00	352	352	8	6.1250000000	5.7410000000	LIBOR_1MO	1.7500000000	8.1250000000	1.7500000000	N/A	N/A	1	1	112	N/A
1,573,925.35	359	359	1	5.9126068558	5.5286068558	LIBOR_6MO	2.0000000000	11.9126068558	2.0000000000	1.0000000000	1.0000000000	5	6	0	N/A
387,146.12	352	352	8	5.8750000000	5.4910000000	LIBOR_6MO	3.5000000000	10.8750000000	3.5000000000	1.0000000000	1.0000000000	4	6	0	N/A
217,805.74	344	344	16	6.7500000000	6.3660000000	LIBOR_6MO	1.6250000000	12.0000000000	1.6250000000	N/A	N/A	2	6	104	N/A
35,194,187.33	357	357	3	4.9453814584	4.5613814584	LIBOR_1YR	2.2500000000	10.6253578909	2.2500000000	2.0718498238	2.0000000000	9	12	0	N/A
18,655,210.63	358	358	2	6.2512182409	5.8672182409	CMT_1YR	2.8481042635	12.2512182409	2.8481042635	2.0000000000	2.0000000000	10	12	0	N/A
1,131,314.81	356	356	4	7.1594697247	6.7754697247	LIBOR_1YR	2.2500000000	12.5905302753	2.2500000000	2.0000000000	2.0000000000	8	12	0	N/A
1,747,815.69	359	359	1	4.8036032413	4.4196032413	CMT_1YR	2.8214338736	10.8036032413	2.8214338736	2.0000000000	2.0000000000	11	12	0	N/A
650,000.00	358	358	2	6.7500000000	6.4910000000	LIBOR_1YR	2.2500000000	12.7500000000	2.2500000000	2.0000000000	2.0000000000	34	12	118	0.1250000000
2,325,000.00	358	358	2	7.5000000000	7.2410000000	LIBOR_1YR	2.2500000000	13.5000000000	2.2500000000	2.0000000000	2.0000000000	34	12	118	0.1250000000
632,000.00	359	359	1	6.3750000000	6.1160000000	LIBOR_1YR	2.2500000000	11.3750000000	2.2500000000	5.0000000000	2.0000000000	59	12	59	0.1250000000
256,500.00	342	342	18	6.3750000000	5.9910000000	LIBOR_1MO	1.0000000000	12.0000000000	1.0000000000	N/A	N/A	1	1	102	N/A
1,125,272.74	354	354	6	6.4287017408	6.0447017408	LIBOR_6MO	2.0000000000	12.0296916639	2.0000000000	1.0000000000	1.0000000000	3	6	0	N/A
135,000.00	346	346	14	7.8750000000	7.4910000000	LIBOR_6MO	2.5000000000	12.0000000000	2.5000000000	N/A	N/A	4	6	106	N/A
2,874,710.57	357	357	3	5.3789032986	4.9949032986	LIBOR_1YR	2.2916361646	10.4363193153	2.2916361646	2.0000000000	2.0000000000	9	12	0	N/A
2,497,684.50	359	359	1	6.3750000000	5.9910000000	CMT_1YR	2.8750000000	12.3750000000	2.8750000000	2.0000000000	2.0000000000	11	12	0	N/A

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption").  PPC, the Prepayment Assumption used in this prospectus supplement, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  100% PPC assumes that (i) a per annum constant prepayment rate of 12.00% of the then outstanding principal balance of the Mortgage Loans in the first month of the life of those Mortgage Loans, (ii) an additional approximately 1.64% (precisely 18%/11) per annum in each month thereafter until the 12th month and (iii) a constant prepayment rate of 30.00% per annum thereafter.  No representation is made that the Mortgage Loans will prepay in accordance with such prepayment model or any other rate

Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding certificate principal balances and the weighted average lives shown in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC".  Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption.  There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the prepayment speed assumption.  The depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

Based on the foregoing assumptions, the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" indicate the weighted average lives of the related Offered Certificates and set forth the percentages of the initial certificate principal balances of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment speed assumption.

There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally.  In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

The depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above.  Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates.  Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the related Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

Class A-1, Class A-2 and Class A-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	93	87	80	73	66	60	53
September 25, 2008	86	72	60	49	39	30	22
September 25, 2009	78	60	45	32	22	13	7
September 25, 2010	72	50	35	24	16	10	6
September 25, 2011	66	42	27	17	10	5	3
September 25, 2012	60	36	21	12	6	3	1
September 25, 2013	55	30	16	8	4	1	*
September 25, 2014	50	25	12	6	2	1	0
September 25, 2015	45	22	10	4	1	*	0
September 25, 2016	41	18	7	3	1	0	0
September 25, 2017	37	15	6	2	*	0	0
September 25, 2018	34	12	4	1	*	0	0
September 25, 2019	30	10	3	1	0	0	0
September 25, 2020	27	8	2	*	0	0	0
September 25, 2021	24	7	2	*	0	0	0
September 25, 2022	22	6	1	0	0	0	0
September 25, 2023	19	5	1	0	0	0	0
September 25, 2024	17	4	*	0	0	0	0
September 25, 2025	15	3	*	0	0	0	0
September 25, 2026	13	2	*	0	0	0	0
September 25, 2027	11	2	0	0	0	0	0
September 25, 2028	9	1	0	0	0	0	0
September 25, 2029	8	1	0	0	0	0	0
September 25, 2030	6	1	0	0	0	0	0
September 25, 2031	5	*	0	0	0	0	0
September 25, 2032	4	*	0	0	0	0	0
September 25, 2033	3	0	0	0	0	0	0
September 25, 2034	2	0	0	0	0	0	0
September 25, 2035	*	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	9.86	5.73	3.85	2.83	2.19	1.75	1.42
Weighted Average Life to Call(1)(2)	9.53	5.33	3.55	2.60	2.01	1.61	1.31

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

 Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-1
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	33	21	12
September 25, 2011	100	90	58	36	21	11	0
September 25, 2012	100	76	45	25	13	2	0
September 25, 2013	100	65	34	17	8	0	0
September 25, 2014	100	55	27	12	0	0	0
September 25, 2015	97	46	20	8	0	0	0
September 25, 2016	89	39	16	*	0	0	0
September 25, 2017	80	32	12	0	0	0	0
September 25, 2018	72	27	9	0	0	0	0
September 25, 2019	65	22	4	0	0	0	0
September 25, 2020	58	18	0	0	0	0	0
September 25, 2021	52	15	0	0	0	0	0
September 25, 2022	46	12	0	0	0	0	0
September 25, 2023	41	10	0	0	0	0	0
September 25, 2024	36	8	0	0	0	0	0
September 25, 2025	32	3	0	0	0	0	0
September 25, 2026	27	0	0	0	0	0	0
September 25, 2027	24	0	0	0	0	0	0
September 25, 2028	20	0	0	0	0	0	0
September 25, 2029	17	0	0	0	0	0	0
September 25, 2030	14	0	0	0	0	0	0
September 25, 2031	11	0	0	0	0	0	0
September 25, 2032	8	0	0	0	0	0	0
September 25, 2033	*	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.43	9.70	6.49	4.90	4.13	3.78	3.74
Weighted Average Life to Call(1)(2)	15.83	9.04	6.00	4.55	3.84	3.56	3.32

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-2
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	33	21	12
September 25, 2011	100	90	58	36	21	11	0
September 25, 2012	100	76	45	25	13	0	0
September 25, 2013	100	65	34	17	0	0	0
September 25, 2014	100	55	27	12	0	0	0
September 25, 2015	97	46	20	1	0	0	0
September 25, 2016	89	39	16	0	0	0	0
September 25, 2017	80	32	12	0	0	0	0
September 25, 2018	72	27	4	0	0	0	0
September 25, 2019	65	22	0	0	0	0	0
September 25, 2020	58	18	0	0	0	0	0
September 25, 2021	52	15	0	0	0	0	0
September 25, 2022	46	12	0	0	0	0	0
September 25, 2023	41	8	0	0	0	0	0
September 25, 2024	36	0	0	0	0	0	0
September 25, 2025	32	0	0	0	0	0	0
September 25, 2026	27	0	0	0	0	0	0
September 25, 2027	24	0	0	0	0	0	0
September 25, 2028	20	0	0	0	0	0	0
September 25, 2029	17	0	0	0	0	0	0
September 25, 2030	14	0	0	0	0	0	0
September 25, 2031	11	0	0	0	0	0	0
September 25, 2032	*	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.36	9.59	6.40	4.83	4.04	3.67	3.55
Weighted Average Life to Call(1)(2)	15.83	9.04	6.00	4.54	3.80	3.48	3.32

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Indicates a value less than 0.5% but greater than zero.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-3
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	33	21	10
September 25, 2011	100	90	58	36	21	6	0
September 25, 2012	100	76	45	25	13	0	0
September 25, 2013	100	65	34	17	0	0	0
September 25, 2014	100	55	27	11	0	0	0
September 25, 2015	97	46	20	0	0	0	0
September 25, 2016	89	39	16	0	0	0	0
September 25, 2017	80	32	10	0	0	0	0
September 25, 2018	72	27	0	0	0	0	0
September 25, 2019	65	22	0	0	0	0	0
September 25, 2020	58	18	0	0	0	0	0
September 25, 2021	52	15	0	0	0	0	0
September 25, 2022	46	12	0	0	0	0	0
September 25, 2023	41	0	0	0	0	0	0
September 25, 2024	36	0	0	0	0	0	0
September 25, 2025	32	0	0	0	0	0	0
September 25, 2026	27	0	0	0	0	0	0
September 25, 2027	24	0	0	0	0	0	0
September 25, 2028	20	0	0	0	0	0	0
September 25, 2029	17	0	0	0	0	0	0
September 25, 2030	14	0	0	0	0	0	0
September 25, 2031	3	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.28	9.49	6.33	4.76	3.98	3.60	3.44
Weighted Average Life to Call(1)(2)	15.83	9.04	6.00	4.52	3.79	3.46	3.32

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-4
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	33	21	0
September 25, 2011	100	90	58	36	21	0	0
September 25, 2012	100	76	45	25	4	0	0
September 25, 2013	100	65	34	17	0	0	0
September 25, 2014	100	55	27	0	0	0	0
September 25, 2015	97	46	20	0	0	0	0
September 25, 2016	89	39	16	0	0	0	0
September 25, 2017	80	32	0	0	0	0	0
September 25, 2018	72	27	0	0	0	0	0
September 25, 2019	65	22	0	0	0	0	0
September 25, 2020	58	18	0	0	0	0	0
September 25, 2021	52	15	0	0	0	0	0
September 25, 2022	46	0	0	0	0	0	0
September 25, 2023	41	0	0	0	0	0	0
September 25, 2024	36	0	0	0	0	0	0
September 25, 2025	32	0	0	0	0	0	0
September 25, 2026	27	0	0	0	0	0	0
September 25, 2027	24	0	0	0	0	0	0
September 25, 2028	20	0	0	0	0	0	0
September 25, 2029	17	0	0	0	0	0	0
September 25, 2030	8	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.18	9.39	6.25	4.70	3.94	3.53	3.37
Weighted Average Life to Call(1)(2)	15.83	9.04	6.00	4.52	3.79	3.42	3.28

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-5
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	33	21	0
September 25, 2011	100	90	58	36	21	0	0
September 25, 2012	100	76	45	25	0	0	0
September 25, 2013	100	65	34	17	0	0	0
September 25, 2014	100	55	27	0	0	0	0
September 25, 2015	97	46	20	0	0	0	0
September 25, 2016	89	39	7	0	0	0	0
September 25, 2017	80	32	0	0	0	0	0
September 25, 2018	72	27	0	0	0	0	0
September 25, 2019	65	22	0	0	0	0	0
September 25, 2020	58	18	0	0	0	0	0
September 25, 2021	52	2	0	0	0	0	0
September 25, 2022	46	0	0	0	0	0	0
September 25, 2023	41	0	0	0	0	0	0
September 25, 2024	36	0	0	0	0	0	0
September 25, 2025	32	0	0	0	0	0	0
September 25, 2026	27	0	0	0	0	0	0
September 25, 2027	24	0	0	0	0	0	0
September 25, 2028	20	0	0	0	0	0	0
September 25, 2029	14	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	16.07	9.27	6.17	4.63	3.88	3.47	3.32
Weighted Average Life to Call(1)(2)	15.83	9.04	6.00	4.52	3.78	3.40	3.26

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-6
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	33	14	0
September 25, 2011	100	90	58	36	15	0	0
September 25, 2012	100	76	45	25	0	0	0
September 25, 2013	100	65	34	1	0	0	0
September 25, 2014	100	55	27	0	0	0	0
September 25, 2015	97	46	14	0	0	0	0
September 25, 2016	89	39	0	0	0	0	0
September 25, 2017	80	32	0	0	0	0	0
September 25, 2018	72	27	0	0	0	0	0
September 25, 2019	65	20	0	0	0	0	0
September 25, 2020	58	4	0	0	0	0	0
September 25, 2021	52	0	0	0	0	0	0
September 25, 2022	46	0	0	0	0	0	0
September 25, 2023	41	0	0	0	0	0	0
September 25, 2024	36	0	0	0	0	0	0
September 25, 2025	32	0	0	0	0	0	0
September 25, 2026	27	0	0	0	0	0	0
September 25, 2027	24	0	0	0	0	0	0
September 25, 2028	12	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	15.86	9.07	6.02	4.53	3.76	3.41	3.22
Weighted Average Life to Call(1)(2)	15.80	9.02	5.98	4.51	3.74	3.39	3.21

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-7
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	75	51	25	0	0
September 25, 2011	100	90	58	31	0	0	0
September 25, 2012	100	76	45	5	0	0	0
September 25, 2013	100	65	28	0	0	0	0
September 25, 2014	100	55	9	0	0	0	0
September 25, 2015	97	46	0	0	0	0	0
September 25, 2016	89	38	0	0	0	0	0
September 25, 2017	80	23	0	0	0	0	0
September 25, 2018	72	10	0	0	0	0	0
September 25, 2019	65	0	0	0	0	0	0
September 25, 2020	58	0	0	0	0	0	0
September 25, 2021	52	0	0	0	0	0	0
September 25, 2022	46	0	0	0	0	0	0
September 25, 2023	41	0	0	0	0	0	0
September 25, 2024	32	0	0	0	0	0	0
September 25, 2025	22	0	0	0	0	0	0
September 25, 2026	12	0	0	0	0	0	0
September 25, 2027	2	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	15.23	8.56	5.65	4.26	3.56	3.21	3.13
Weighted Average Life to Call(1)(2)	15.23	8.56	5.65	4.26	3.56	3.21	3.13

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PPC

	Class M-8
Distribution Date	25%	50%	75%	100%	125%	150%	175%
September 29, 2006	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100
September 25, 2010	100	100	59	20	0	0	0
September 25, 2011	100	84	31	0	0	0	0
September 25, 2012	100	62	10	0	0	0	0
September 25, 2013	100	42	0	0	0	0	0
September 25, 2014	100	26	0	0	0	0	0
September 25, 2015	95	12	0	0	0	0	0
September 25, 2016	82	0	0	0	0	0	0
September 25, 2017	68	0	0	0	0	0	0
September 25, 2018	55	0	0	0	0	0	0
September 25, 2019	43	0	0	0	0	0	0
September 25, 2020	32	0	0	0	0	0	0
September 25, 2021	22	0	0	0	0	0	0
September 25, 2022	12	0	0	0	0	0	0
September 25, 2023	4	0	0	0	0	0	0
September 25, 2024	0	0	0	0	0	0	0
September 25, 2025	0	0	0	0	0	0	0
September 25, 2026	0	0	0	0	0	0	0
September 25, 2027	0	0	0	0	0	0	0
September 25, 2028	0	0	0	0	0	0	0
September 25, 2029	0	0	0	0	0	0	0
September 25, 2030	0	0	0	0	0	0	0
September 25, 2031	0	0	0	0	0	0	0
September 25, 2032	0	0	0	0	0	0	0
September 25, 2033	0	0	0	0	0	0	0
September 25, 2034	0	0	0	0	0	0	0
September 25, 2035	0	0	0	0	0	0	0
September 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity(1)	12.64	6.80	4.47	3.49	3.14	3.07	3.07
Weighted Average Life to Call(1)(2)	12.64	6.80	4.47	3.49	3.14	3.07	3.07

(1)

The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)

Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC for which the securities administrator files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").  The Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in a REMIC.

For federal income tax information reporting purposes, the securities administrator will treat each holder of an Offered Certificate (a "Component Certificate") (i) as holding an undivided interest in a REMIC regular interest (the "REMIC regular interest component") and (ii) as having entered into a limited recourse notional principal contract (the "Cap Contract").  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Pass-Through Rate, determined by limiting the notional amount of the Certificate Interest Rate Swap Agreement to the product of (x) the aggregate Principal Balance of the Mortgage Loans and (y) 250.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Component Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on a Component Certificate in excess of the amount payable on its corresponding REMIC regular interest (an "Excess Payment Amount") will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations–Taxation of Owners of REMIC Regular Certificates" in the Prospectus.  In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Under the REMIC regulations, each holder of a Component Certificate must allocate its purchase price for a Component Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. Original issue discount regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.  For tax reporting purposes, the securities administrator will, unless otherwise directed in the Pooling and Servicing Agreement or by the depositor, treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of such rights as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC regulations, the securities administrator is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The securities administrator, as provided in the Pooling and Servicing Agreement, will treat Excess Payment Amounts as payments under a "notional principal contract," as defined in the notional principal contracts regulations (the "Notional Principal Contract Regulations").

If a holder of a Component Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate.  As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of a Component Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a "termination payment" under the Notional Principal Contract Regulations.  A holder of a Component Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Component Certificates and the holders of the Class CE Certificates, in which case a holder of a Component Certificate will be subject to potentially different timing of income and a foreign holder of a Component Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of a Component Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Component Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Component Certificates as Real Estate Assets

With respect to the Component Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Component Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust would be so treated, and income on the Component Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Component Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Component Certificates generally will not be suitable investments for a REMIC.

LEGAL PROCEEDINGS

There are no legal proceedings pending against the sponsor, the depositor, the trustee, Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR4, the master servicer, the servicers, the originators, the credit risk manager, the securities administrator or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders.  No legal proceedings that are material to the certificateholders against any of the foregoing transaction parties are known to be contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliates of the Class A-1 Swap Provider and Deutsche Bank National Trust Company.  On July 7, 2006 the sponsor signed an agreement to acquire MortgageIT Holdings, Inc., the parent company of MortgageIT, Inc.  There are no affiliations between the sponsor, the depositor and the issuing entity and any of the master servicer, the servicers, the trustee, the originators (except with respect to MortgageIT, Inc. as described above), the securities administrator, the Certificate Interest Rate Swap Provider and the Cap Provider.  Wells Fargo Bank serves as master servicer, a servicer, an originator, the securities administrator and a custodian, but there are no other affiliations among the Wells Fargo Bank and any other servicer, originator, custodian, swap provider, Cap Provider or other party to this transaction.    Except as disclosed herein, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT ASPECTS

As of the date of their issuance, the Offered Certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").  After the Pre-Funding Period, the Offered Certificates (other than the Class M-6, Class M-7 and Class M-8 Certificates) will constitute "mortgage-related securities" for purposes of SMMEA for so long as such Offered Certificates are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage-related securities", certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Certain states have enacted such legislation.  Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe.  See "Legal Matters" in the prospectus.

Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The Department of Labor has granted prohibited transaction exemptive relief with respect to the purchase or holding of certificates by or on behalf of, or with plan assets of, a Plan and the operation and management of the assets of the trust that issued such certificates to Deutsche Banc Alex Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (the "Underwriter Exemption"), as described in the accompanying prospectus.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least "BBB-" by S&P or Fitch or "Baa3" by Moody’s at the time of their acquisition.  The Underwriter Exemption contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Interest Rate Cap Agreement or either of the interest rate swap agreements from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Interest Rate Swap Agreement and after the termination of the interest rate swap agreements satisfies the terms and conditions of the Underwriter Exemption. See "ERISA Considerations" in the accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if either of the Cap Provider or swap providers is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Interest Rate Cap Agreement and the Certificate Interest Rate Swap Agreement with respect ot the Offered Certificates other than the Class A-1 Certificates (or before termination of the Interest Rate Cap Agreement and both interest rate swap agreements with respect to the Class A-1 Certificates), unless such acquisition or holding is eligible for the exemptive relief available under an administrative or statutory exemption. The administrative exemptions issued by the U.S. Department of Labor include Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers").  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above or the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with either of the Interest Rate Cap Agreement or interest rate swap agreements, any Offered Certificate whose rating by S&P or Moody’s has fallen to below "BBB-" or "Baa3", as applicable, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Cap Agreement, Certificate Interest Rate Swap Agreement or the Class A-1 Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the Seller, the master servicer and the securities administrator from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement dated as of September 28, 2006, and the related terms agreement dated September 28, 2006 (together, the "Underwriting Agreement"), between Deutsche Bank Securities Inc. (the "Underwriter") and the depositor, the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be 99.93% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.  It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under "Pooling and Servicing Agreement—Reports to Certificateholders" which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Certain legal matters will be passed upon for the depositor and the Underwriter by McKee Nelson LLP, New York, New York.

CERTIFICATE RATINGS

It is a condition to the issuance of the certificates that the Senior Certificates and Mezzanine Certificates receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody’s Investors Service, Inc. ("Moody’s"):

Offered Certificates	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class M-1	AA+	Aa1
Class M-2	AA+	Aa2
Class M-3	AA	Aa3
Class M-4	AA-	A1
Class M-5	AA-	A2
Class M-6	A+	A3
Class M-7	A-	Baa2
Class M-8	BBB-	Ba2

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements.  S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates.  S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans.  S&P’s ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.  The rating assigned by Moody’s to the interest only certificates does not addresses whether investors will recoup their initial investment.  The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled.  The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated.  As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity.  See "Risk Factors" and "Prepayment and Yield Considerations".

The depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody’s.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any such other rating agency.  A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody’s.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided by them in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor its ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Pooling and Servicing Agreement–Reports to Certificateholders" and "Servicing of the Mortgage Loans–Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will be prepared by the securities administrator and filed by it with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be made available on the securities administrator’s website referenced above under "Available Information" on each distribution date. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans–Evidence as to Compliance" and "Description of the Certificates–Reports to Certificateholders."

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

CERTIFICATE INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Notional Amount ($)
November 2006	4,340,676.61
December 2006	4,219,763.44
January 2007	4,095,106.93
February 2007	3,935,044.80
March 2007	3,795,842.88
April 2007	3,649,886.73
May 2007	3,497,942.47
June 2007	3,339,301.00
July 2007	3,035,115.14
August 2007	2,889,595.57
September 2007	2,684,423.66
October 2007	2,553,774.03
November 2007	2,429,482.02
December 2007	2,311,238.29
January 2008	2,198,748.57
February 2008	2,091,732.89
March 2008	1,989,924.91
April 2008	1,893,071.26
May 2008	1,800,564.54
June 2008	1,704,093.65
July 2008	1,618,533.14
August 2008	1,539,752.53
September 2008	1,464,805.83
October 2008	1,393,506.48
November 2008	1,325,677.00
December 2008	1,261,148.57
January 2009	1,199,760.54
February 2009	1,141,360.12
March 2009	1,085,801.93
April 2009	1,032,947.66
May 2009	980,403.66
June 2009	857,705.52
July 2009	804,106.19
August 2009	760,490.47
September 2009	712,810.92
October 2009	678,105.85
November 2009	645,090.13
December 2009	613,681.55
January 2010	583,801.90
February 2010	555,376.75
March 2010	528,335.32
April 2010	502,610.27
May 2010	478,137.52
June 2010	454,856.12
July 2010	432,708.09
August 2010	411,638.27
September 2010	391,594.17
October 2010	372,525.87
November 2010	354,385.88
December 2010	337,129.01
January 2011	320,712.28
February 2011	305,094.79
March 2011	290,237.64
April 2011	275,856.62
May 2011	254,412.88
June 2011	160,714.65
July 2011	120,894.27
August 2011	62,212.23

ANNEX III

INTEREST RATE CAP AGREEMENT SCHEDULE

Distribution Date	Cap Notional Amount ($)	Cap Strike Rate (% per annum)	Cap Ceiling Rate (% per annum)
March 2011	62,558,487.56	5.185%	5.430%
April 2011	60,107,092.43	5.185%	5.430%
May 2011	57,751,703.04	5.185%	5.430%
June 2011	55,487,177.57	5.185%	5.430%
July 2011	53,307,917.64	5.185%	5.430%
August 2011	51,213,670.70	5.185%	5.430%
September 2011	49,195,325.99	5.185%	5.430%
October 2011	47,256,402.98	5.185%	5.430%
November 2011	45,393,774.81	5.185%	5.430%
December 2011	43,604,443.36	5.185%	5.430%
January 2012	41,885,528.16	5.185%	5.430%
February 2012	40,234,261.84	5.185%	5.430%
March 2012	38,647,985.66	5.185%	5.430%
April 2012	37,124,145.25	5.185%	5.430%
May 2012	35,660,286.54	5.185%	5.430%
June 2012	34,254,051.79	5.185%	5.430%
July 2012	32,903,175.84	5.185%	5.430%
August 2012	31,605,482.48	5.185%	5.430%
September 2012	30,358,880.93	5.185%	5.430%
October 2012	29,161,362.51	5.185%	5.430%
November 2012	28,010,997.44	5.185%	5.430%
December 2012	26,905,931.70	5.185%	5.430%
January 2013	25,844,384.09	5.185%	5.430%
February 2013	24,824,643.37	5.185%	5.430%
March 2013	23,845,065.49	5.185%	5.430%
April 2013	22,904,079.84	5.185%	5.430%
May 2013	22,000,160.88	5.185%	5.430%
June 2013	21,131,850.71	5.185%	5.430%
July 2013	20,297,753.79	5.185%	5.430%
August 2013	19,496,341.92	5.185%	5.430%
September 2013	18,725,735.12	5.185%	5.430%

$1,112,812,000
(Approximate)

Deutsche Alt-A Securities, Inc.
Depositor

DB Structured Products, Inc.
Sponsor

DEUTSCHE ALT-A SECURITIES MORTGAGE LOAN

TRUST, SERIES 2006-AR4

Mortgage Pass-Through Certificates

Prospectus Supplement
Dated September 28, 2006

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Deutsche Bank Securities Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.